As filed with the Securities and Exchange Commission on August 11, 2003
                           Registration No. 333-105792

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                   FORM SB-2/A

                                 AMENDMENT NO. 1

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                        MEDIANET GROUP TECHNOLOGIES, INC.

        Nevada                        7380                         13-4067623
        ------                        ----                         ----------
(State or jurisdiction         (Primary Standard                (I.R.S. Employer
  of incorporation or      Industrial Classification             Identification
    organization)                 Code Number)                       Number)

              1515 North Federal Highway, Boca Raton, Florida 33432
                                  561-392-4550
          -------------------------------------------------------------
          (Address and telephone number of principal executive offices)

              1515 North Federal Highway, Boca Raton, Florida 33432
              -----------------------------------------------------
(Address of principal place of business or intended principal place of business)

                                 Gary S. Joiner
                             4750 Table Mesa Drive
                               Boulder, CO 80305
                                 (303) 494-3000

                               Agent for service:
                             INCORP Services, Inc.
                        6975 S. Eastern Avenue, Suite 1
                            Las Vegas, NV 89119-3146
                                  702-866-2500

Approximate date of proposed sale to the public:
As promptly as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check this box [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                                         CALCULATION OF REGISTRATION FEE


Title of each class        Share amount to        Proposed              Proposed              Amount of
of securities to be        be registered          maximum               maximum               registration fee
registered                                        offering price        aggregate
                                                  per share             offering price
___________________        _______________        ______________        ______________        ________________
Common stock
$.001 par value              575,000(1)              $1.65                $  948,750              $ 76.75

Common stock
$.001 par value              500,000(2)              $1.65                $  825,000              $ 66.74

Total                        1,075,000                                    $1,773,750              $143.49


(1) Represents shares offered by selling shareholders. The registration fee has been calculated pursuant to Rule 457(f )(2) assuming a price of $1.65 per share.

(2) Represents shares offered by selling shareholders which may be offered and sold only upon exercise of an outstanding warrant. The registration fee has been calculated pursuant to Rule 457 (f )(2) assuming a price of $1.65 per share.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS

MEDIANET GROUP TECHNOLOGIES, INC.


This Prospectus relates to the offer and sale of 1,075,000 shares of our common stock by the selling stockholders identified in this Prospectus at a price of $1.65 per share. A total of 500,000 of such shares may be issued and sold only upon the exercise of an outstanding warrant. The selling stockholders will determine when they will sell their shares. Although we have agreed to pay the expenses related to the registration of the shares being offered, we will not receive any proceeds from the sale of the shares by the selling stockholders. We may, however, receive gross proceeds of $750,000 from exercise of the outstanding warrant.


INVESTING IN OUR COMMON STOCK INVOLVES SUBSTANTIAL RISKS, AND INVESTORS SHOULD NOT BUY THESE SHARES UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 4 TO READ ABOUT CERTAIN FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This Prospectus will not be used before the effective date of the registration statement.

The selling stockholders and any broker-dealers participating in the distribution of the common stock may be deemed to be "underwriters" within the meaning of the 1933 Act, and any commissions or discounts given to any broker-dealer may be regarded as underwriting commissions or discounts under the 1933 Act.


                The date of this Prospectus is August [ ], 2003

SUMMARY

This Summary highlights selected information from elsewhere in this Prospectus. It is not complete and may not contain all of the information that is important to you. To understand this offering fully, you should read the entire Prospectus carefully, including the risk factors and financial statements and the related notes to those statements included in this Prospectus.

MediaNet Group Technologies, Inc.
1515 North Federal Highway
Boca Raton, Florida 33432
561-392-4550

THE COMPANY

         MediaNet Group Technologies, Inc., ( "we," "us," "our," the "Company"), was incorporated under the laws of the State of Nevada on June 4, 1999, under the name of Clamshell Enterprises, Inc. We changed our name to MediaNet Group Technologies, Inc., on May 22, 2003. We were formed as a "blind pool" or "blank check" company whose business plan was to seek to acquire a business opportunity through completion of a merger, exchange of stock, or other similar type of transaction. In furtherance of our business plan, we voluntarily elected to become subject to the periodic reporting obligations of the Securities Exchange Act of 1934 by filing a registration statement on Form 10SB.

         From the date of our incorporation through December 31, 2002, our only business activities were the organizational activities described above, including registration under the Securities Exchange Act of 1934, and efforts to locate a suitable business opportunity for acquisition. In January, 2003, we identified a business opportunity we wanted to acquire.

         On February 3, 2003, we had a change of control as the first step in the business acquisition process. ShutterPort, Inc., a Florida corporation, purchased 3,331,000 (or approximately 93%) of our issued and outstanding shares, from five of our major shareholders. The 3,331,000 shares were purchased for $35,000.

         On March 31, 2003, we completed the business acquisition process by acquiring all of the issued and outstanding common stock of ShutterPort in a share exchange transaction. We issued 5,926,662 shares in the share exchange transaction in which ShutterPort's shareholders received one of our shares for each share of ShutterPort stock which they owned. In addition, the 3,331,000 of the shares which ShutterPort purchased on January 31, 2003, were surrendered for cancellation. As a result of the share exchange transaction, ShutterPort became our wholly- owned subsidiary.

         The former stockholders of ShutterPort acquired a majority of our issued and outstanding common stock as a result of completion of the share exchange transaction. Therefore, although ShutterPort became our wholly-owned subsidiary, the transaction was accounted for as a recapitalization of ShutterPort, whereby ShutterPort is deemed to be the accounting acquirer and is deemed to have adopted our capital structure.

         Following completion of the share exchange transaction with ShutterPort, we do not intend to directly engage in business operations, but we do intend to continue and to expand the existing business operations of ShutterPort. Those business operations include the marketing and sale of customizable internet website portals using our Brand-A-Port software applications, operating a rewards and customer loyalty program called BSP Rewards which offers members the opportunity to receive rewards from use of their credit card, marketing and sale of Howdy Doody Show Videos, operation of our ShutterPort website, and marketing and sale of our Total House View program to newspapers which can offer it as an advertising incentive to persons engaged in real estate sales.


THE OFFERING

Common Stock Offered       The selling shareholders are offering up to 1,075,000
                           shares of our common stock at a price of $1.65 per share. A total of 500,000 of such shares may be issued and sold only upon exercise of an outstanding warrant. The selling shareholders will determine when they will sell their shares.

Common Stock to be         We currently have a total of 6,621,566 shares of
Outstanding                common stock issued and outstanding. In the event the
                           outstanding warrant is fully exercised, we will then have a total of 7,081,566 shares issued and outstanding.

Use of Proceeds            We will not receive any of the proceeds from sale of
                           shares of common stock offered by the selling stockholders. We may, however, receive $750,000 from exercise of the outstanding warrant.

No Trading Market          Our common stock is not listed on any national
                           securities exchange, any NASDAQ stock market or the OTC Bulletin Board and there is no current underwriting arrangement in connection with this offering. There is no trading symbol for the common stock.

Determination of           Since we made the decision to file a registration
Offering Price             statement on behalf of the selling shareholders, we
                           also established the offering price of $1.65 per share on behalf of the selling shareholders. The offering price was arbitrarily determined and has no relationship to our assets, earnings, book value or any other generally accepted criteria of value.

Risk Factors               Investment in our common stock involves a high degree
                           of risk. Among the significant risk factors are (i) the fact that there is not currently a public market for our shares and no assurance that such a market will develop in the future, (ii) the fact that we are a development stage company with limited operating history, and (iii) the fact that we will require substantial working capital to fund our business and there is no assurance that we will be able to obtain the necessary working capital (See "Risk Factors").

SUMMARY FINANCIAL INFORMATION

         The following table sets forth summary financial data derived from our financial statements. This data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.
                                                      Fiscal Year Ended
                                 Period Ended     December 31,    December 31,
                                March 31, 2003        2002            2001
                                --------------    ------------    ------------
                                  (unaudited)
Operating Statement Data
Revenues .......................  $    13,159     $    24,533     $    28,296
Operating Expenses .............       37,607          42,838          43,892
Net Loss from Operations .......      (45,632)       (153,592)       (517,924)

Balance Sheet Data
Total Assets ...................  $ 1,032,659     $   137,717     $   184,916
Total Liabilities ..............      922,994         241,865         159,532
Stockholders' Equity ...........      109,665        (104,148)         25,384


RISK FACTORS

THE SHARES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK, INCLUDING, BUT NOT NECESSARILY LIMITED TO, THE RISK FACTORS DESCRIBED BELOW. EACH PROSPECTIVE INVESTOR SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS INHERENT IN AND AFFECTING THE BUSINESS OF THE COMPANY AND THIS OFFERING BEFORE MAKING AN INVESTMENT DECISION.


WE ARE IN THE EARLY STAGES OF DEVELOPMENT OF OUR BUSINESS AND HAVE A LIMITED OPERATING HISTORY. WE ARE SUBJECT TO ALL THE RISKS ASSOCIATED WITH FORMATION OF A NEW BUSINESS.

Up to December 31, 2002, ShutterPort, our wholly-owned subsidiary, was a development stage entity that recently commenced an Internet business. Therefore, there is no meaningful operating history on which to base an evaluation of our proposed business and prospects. We are subject to all of the substantial risks inherent in the commencement of a new business enterprise. New enterprises in the early stage may encounter financial and operational difficulties and intense competition and failure to become profitable. There can be no assurance that we will achieve our business objectives, or that we will produce significant levels of revenues or achieve sustainable profitability. Our prospects must be considered in light of the risks, expenses, difficulties and delays frequently encountered in connection with a developing business, the development and commercialization of internet websites based on innovative technology, and the high level of competition in the industry in which we operate. Additionally, we will be subject to all the risks incident to a rapidly developing business. Prospective investors should consider the frequency with which relatively newly developed and/or expanding businesses encounter unforeseen expenses, difficulties, complications and delays, as well as such other factors as competition with substantially larger companies.

RESALE OF OUR SECURITIES MAY BE DIFFICULT BECAUSE THERE IS NO CURRENT MARKET FOR OUR SHARES AND IT IS POSSIBLE THAT NO MARKET WILL DEVELOP.

There is no current public market for our securities, and no assurance that such a public market will develop in the future. Even in the event that such a public market does develop, there is no assurance that it will be maintained or that it will be sufficiently active or liquid to allow shareholders to easily dispose of their shares.

ALTHOUGH WE HAVE AGREED TO PAY ALL THE COSTS AND EXPENSES OF THIS OFFERING WE MAY NOT RECEIVE ANY BENEFIT FROM IT.

This Prospectus relates solely to a secondary offering consisting of the offer and sale of up to 1,075,000 shares of our common stock by the selling stockholders identified in this Prospectus. Since the Prospectus relates solely to a secondary offering, we will not receive any offering proceeds. We have agreed to pay all of the expenses of this offering in the hope that it will indirectly benefit us by helping to facilitate the creation of a public trading market in our shares. We also hope that the existence of a trading market for our shares will induce the holder of the outstanding warrant to elect to exercise it because we may receive up to $750,000 from exercise of the warrant. However, there is no assurance that a public trading market will develop for our shares, and even if such a market does develop, the holder of the warrant is not obligated to exercise it and may elect not to exercise it. Therefore, although we will incur substantial expenses in conjunction with this offering there is no assurance that it will directly or indirectly provide any benefit to us.

THE DEVELOPMENT OF OUR BUSINESS WILL BE LIMITED UNLESS WE OBTAIN SUBSTANTIAL WORKING CAPITAL.

We require substantial additional working capital to fund our business. Our current operations are not profitable and we do not presently have adequate cash or sources of financing to meet either our short-term or long-term capital needs. We have not currently identified any sources of available working capital, other than the possible receipt of up to $750,000 from exercise of the outstanding warrant. We may not receive any proceeds from exercise of the warrant and we may also be unable to locate other sources of capital or may find that capital is not available on terms which are acceptable to us. If the warrant is not exercised and we are not able to raise additional capital from other sources, we will either be unable to continue operations or we will be required to limit our operations to those which can be financed with the modest capital which is currently available, and we will be required to abandon or significantly curtail any of our expansion p In the past, members of our management have made loans to us in order to provide sufficient funds to pay monthly operating expenses. Management is not obligated to make additional loans and may elect not to do so. In order for us to significantly expand our business, we will require substantial additional working capital which is not expected to be provided by management.

OUR SUCCESS IS DEPENDENT ON RETAINING KEY PERSONNEL AND ON HIRING AND RETAINING ADDITIONAL PERSONNEL. WE MAY BE UNABLE TO HIRE AND/OR RETAIN NECESSARY KEY PERSONNEL.

Our success will be largely dependent upon the efforts of Mr. Martin Berns, Mr. Ivan Bial and Mr. Dennis Lane. Mr. Berns has an employment agreement with the Company through December 31, 2005 at an annualized base salary of $40,000 per year, plus normal fringe benefits. Additionally Mr. Berns shall receive from time to time, bonuses as determined by the Board of Directors. We do not currently have employment agreements with Dennis Lane or Ivan Bial, and there can be no assurance that such persons will continue their employment with us. The loss of the services of one or more of such key personnel would have a material adverse effect on our ability to commercialize its productions and programming or to develop related products. Our success is also dependent upon our ability to hire and retain additional qualified executives and creative marketing personnel. There can be no assurance that we will be able to hire or retain such necessary personnel. We do not presently have "key man" life insurance with respect to our management.

THE PORTIONS OF OUR BUSINESS WHICH ARE RELATED TO ON-LINE COMMERCE AND THE INTERNET ARE VERY COMPETITIVE. THERE IS NO ASSURANCE THAT WE WILL BE ABLE TO SUCCESSFULLY COMPETE IN THOSE MARKETS.

The on-line commerce market is new, rapidly evolving and intensely competitive. We expect competition to intensify in the future because barriers to entry are minimal, and current and new competitors can launch new Web sites at a relatively low cost. There are a multitude of "brand your own web site" companies and software products available and every site on the web will compete for attention with those which we create and maintain on behalf of our customers. In addition, all categories of the internet and rewards industries are intensely competitive. There are many loyalty/reward programs covering virtually every industry and product. These programs range from individual retail establishments to major corporations, to branded reward programs. Although we believe we can establish a niche as a provider of high quality portals and rewards program, we will still be competing for funding and will face intense competition from many other entities with greater experience and financial resources than we have. As a result, there can be no assurance that we will be able to compete successfully.

THE PORTION OF OUR BUSINESS RELATED TO MARKETING OF VIDEOS AND OFFERING PRODUCTS FOR TELEVISION SYNDICATION IS VERY COMPETITIVE. THERE IS NO ASSURANCE THAT WE WILL BE ABLE TO COMPETE SUCCESSFULLY IN THAT MARKET.

Although we own the 1970's Howdy Doody library for worldwide rights of broadcast, video and DVD, we are fully aware that this type of product has many competitors, many of which are better financed and in a better position to place or sell their intellectual properties. The Howdy Doody videos were produced in 1970 and are targeted towards children and parents and grandparents who buy videos for them. The Howdy Doody videos are in competition with both nostalgic and newly produced videos available from major studios and television and who already have distribution channels. We have not yet signed any broadcast or retail distribution agreements and there is no assurance that either will be obtained. It is extremely difficult to obtain agreements for television syndication and retail sales for these type products due to the abundance of offerings from a variety of sources and the limited amount of television time slots and retail shelf space available. Even if we sign agreements there is no assurance that they will result in any significant revenue as the videos would be in competition with more modern and more market recognizable and acceptable products.

THE INTERNET AND ON-LINE COMMERCE INDUSTRY ARE CHARACTERIZED BY RAPID TECHNOLOGICAL CHANGE. WE MAY BE UNABLE TO COMPETE SUCCESSFULLY OR TO REMAIN COMPETITIVE UNLESS WE ARE ABLE TO DEVELOP NEW PRODUCTS OR ADOPT EXISTING PRODUCTS TO NEW TECHNOLOGIES.

To remain competitive, we must continue to enhance and improve the responsiveness, functionality and features of our portal. The Internet and the on-line commerce industry are characterized by rapid technological change, changes in user and customer requirements and preferences and frequent product and service introductions. If competitors introduce products and services embodying new technologies or if new industry standards and practices emerge, then our existing Web sites, proprietary technology and systems may become obsolete. Our future success will depend on our ability to do the following:

      - both license and/or internally develop leading technologies useful in our business;

      -  enhance our existing services;

      - develop new services and technology that address the increasingly sophisticated and varied needs of our prospective customers; and

      - respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis.

The development of our Web sites and other proprietary technology entails significant technical and business risks. We may use new technologies ineffectively or we may fail to adapt our Web sites, proprietary technology and transaction processing systems to customer requirements or emerging industry standards. If we face material delays in introducing new services, products and enhancements, our customers may forego the use of our products and services and use those of our competitors.

IT MAY BE DIFFICULT FOR YOU TO SELL YOUR SHARES BECAUSE IT IS LIKELY THAT THEY WILL BE SUBJECT TO PENNY STOCK RULES.

There is no current trading market for the Shares and there can be no assurances that a trading market will develop, or, if such a trading market does develop, that it will be sustained. In the event a trading market does develop for our Shares, it will probably be subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks are generally equity securities with a price of less than $5.00, except for securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to make a special written determination that the penny stock is a suitable investment for the purchaser and to receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock as long as it is subject to the penny stock rules. In addition, holders of our shares may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

USE OF PROCEEDS

We will not receive any of the proceeds from sale of shares by the selling shareholders. We may, however, receive gross proceeds of up to $750,000 (before registration costs) from the exercise of the outstanding warrant to purchase up to 500,000 shares of the common stock offered hereby. We intend to use any proceeds received from the exercise of the warrant for working capital needs.

DETERMINATION OF OFFERING PRICE

Since we made the decision to file a registration statement on behalf of the selling shareholders, we also established the offering price of $1.65 per share. This price was arbitrarily selected and does not have any relationship to any established criteria such as book value or current earnings per share. Also, because we have no significant operating history and have not generated any material revenues to date, the offering price we set for our common stock was not based on past earnings, nor is it indicative of the current market value of the assets which we own.

MARKET FOR OUR COMMON STOCK

There is no established market for our shares. Our stock is not yet quoted on the OTC Bulletin Board or on any other public market and we have not applied for listing or quotation on any public market.

We currently have a total of 6,621,566 shares outstanding, all of which constitute "restricted securities" as that term is defined in Rule 144 under the Securities Act of 1933. We also currently have 750,000 shares which are subject to purchase under an outstanding warrant. Upon issuance, the warrant shares will also constitute "restricted securities."

A total of 254,900 of our presently issued and outstanding shares which consist of shares held by persons who were shareholders of Clamshell Enterprises, Inc., prior to the date of completion of the share exchange transaction with ShutterPort, Inc., may currently be eligible for resale in accordance with the provisions of Rule 144 by virtue of having been held for the required minimum holding period of one year. However, a recent SEC interpretation indicated that, in certain circumstances, Rule 144 is not available for resales of shares which were originally issued to promoters or affiliates of blank check companies. We have not made a determination as to whether this SEC interpretation is applicable to any of our outstanding shares which otherwise may currently be available for resale pursuant to Rule 144. However, to the extent the holders of these shares may not rely on Rule 144 to make resales, such shares may be offered and sold only pursuant to an effective registration statement.

DESCRIPTION OF BUSINESS

DISCLAIMER REGARDING FORWARD LOOKING STATEMENTS

         Certain statements in this prospectus which are not statements of historical fact, are what are known as "forward looking statements," which are basically statements about the future. For that reason, these statements involve risk and uncertainty since no one can accurately predict the future. Words such as "plans," "intends," "hopes," "seeks," "anticipates," "expects, "and the like, often identify such forward looking statements, but are not the only indication that a statement is a forward-looking statement. Such forward looking statements include statements concerning our plans and objectives with respect to our present and future operations, and statements which express or imply that such present and future operations will or may produce revenues, income or profits. In evaluating these forward-looking statements, you should consider various factors, including those described in this prospectus under the heading "Risk Factors" beginning on page 6. These and other factors may cause our actual results to differ materially from any forward- looking statement. We caution you not to place undue reliance on these forward-looking statements. Although we base these forward-looking statements on our expectations, assumptions and projections about future events, actual events and results may differ materially, and our expectations, assumptions and projections may prove to be inaccurate. The forward-looking statements speak only as of the date hereof, and we expressly disclaim any obligation to publicly release the results of any revisions to these forward-looking statements to reflect events or circumstances after the date of this filing.

BACKGROUND

         We were incorporated under the laws of the State of Nevada on June 4, 1999, under the name of Clamshell Enterprises, Inc. We changed our name to MediaNet Group Technologies, Inc., on May 22, 2003. We were formed as a "blind pool" or "blank check" company whose business plan was to seek to acquire a business opportunity through completion of a merger, exchange of stock, or other similar type of transaction. In furtherance of our business plan, we voluntarily elected to become subject to the periodic reporting obligations of the Securities Exchange Act of 1934 by filing a registration statement on Form 10SB. In January, 2003, we identified a business opportunity we wanted to acquire.

         On February 3, 2003, we had a change of control as the first step in the business acquisition process. ShutterPort, Inc., a Florida corporation, purchased 3,331,000 (or approximately 93%) of our issued and outstanding shares, from five of our major shareholders. The 3,331,000 shares were purchased for approximately $35,000. ShutterPort was incorporated in Florida in January of 2000 as Eshutterbug.com, Inc., and changed its name to ShutterPort, Inc., on March 23, 2001.

         On March 31, 2003, we completed the business acquisition process by acquiring all of the issued and outstanding common stock of ShutterPort in a share exchange transaction. We issued 5,926,662 shares of our common stock in the share exchange transaction in which ShutterPort's shareholders received one of our shares for each share of ShutterPort stock which they owned. In addition, the 3,331,000 of the shares which ShutterPort purchased on January 31, 2003, were surrendered for cancellation. As a result of the share exchange transaction, ShutterPort became our wholly-owned subsidiary.

         The former stockholders of ShutterPort acquired a majority of our issued and outstanding common stock as a result of completion of the share exchange transaction. Therefore, although ShutterPort became our wholly-owned subsidiary, the transaction was accounted for as a recapitalization of ShutterPort, whereby ShutterPort, is deemed to be the accounting acquirer and is deemed to have adopted our capital structure.

         All of our business operations are carried on through ShutterPort, our wholly-owned subsidiary. Therefore the following description of our business is a description of the business activities which are currently carried on, or are expected to be carried on in the future, through ShutterPort.

DEFINITIONS OF TERMS

         Definitions of terms used in connection with the following description of our business are noted below:

         PORTAL: An internet website that includes a wide variety of features, functions and links to information and content.

         COMMUNITY PORTAL: Has the features and functions of portal, but also includes local or industry specific information.

         REWARDS/LOYALTY INDUSTRY: The industry that provides rewards, incentives, products, services to consumers and business for doing business with certain companies and continuing as a loyal customer.

         PRIVATE BRANDED: The customization of a web site or portal with the name, logo, color scheme and personalized information of the customer.

         CUSTOMIZABLE: The ability to include or exclude certain features and functions and personalize information.

         MULTIPLE REVENUE OPPORTUNITIES: Functions added to the sites and portals by the Company that offers potential sales of products and services for which the purchaser of the site or portal could receive commission compensation.

         STRATEGIC ALLIANCE: An industry standard agreement with a content or link provider relative to information or content they make available to the site or portal.

         STRATEGIC PARTNER: Special agreements with companies that provide goods and services for which we act as a reseller to the sites and portal we build and then forward a percentage of commissions earned from sales of those products to our site or portal customer if applicable.

         AUTO-REPLICATE: Our web application that allows companies who have multiple sales representatives or clients the ability to reproduce their site or portal automatically to include the personal information of those representatives or clients.

         VIRAL MARKETING TOOL: A feature or function whereby users send a link to friends, family or business associates that encourages and allows those people to visit the site.

         STICKY APPLICATION: A feature or function that entices a visitor to the site to stay longer.

         HOSTING AND MAINTENANCE: The service that the Company performs for the sites and portals it sells whereby those sites are placed on the Company servers and the Company assists updating information and content.

         BACK-END ADMINISTRATION PANEL: An administrative entrance into the coding of the site and portal through which clients can customize their sites features, functions and content.

CURRENT AND FUTURE OPERATIONS

BRAND-A-PORT

         Brand-a-Port is a unique brandable and customizable full portal application with an optional back-end administration panel that allows the client to upload and change content on their site at will. Our Brand-A-Port Internet Network model tracks that of a television network. We license the content, look and feel of the portal to individuals and companies and then customize and brand the portal in the client's name.

         The Brand-A-Port web-based application software can quickly build full-scale, customizable portals with broad based features and functionality. The auto-replicating feature allows companies, and internet service providers, a program that can easily and quickly personalize these portals, including photo, name and contact information for any number of individuals.

         We have been building the Brand-A-Port application model over the past 18 months and during this development stage have sold 30 such portals. Portals are paid for prior to construction and hosting fees are paid quarterly in advance. We charge between $995 and $4995 to build the site, and between $79 and $250 per month to host and maintain it. Sites are generally paid for in advance, and hosting is paid quarterly in advance.

         Each portal developed using the Brand-A-Port software offers options including other internet content, services and products, certain proprietary products such as our BSP Rewards program (which is described below) and PictureJudge, a fun game which acts as a viral marketing tool and sticky application which can be customized with categories to match the demographics of each portal. The PictureJudge application includes many attractions including the ability to add voice and sound on photos so that people can actually hear the thoughts behind, and a description of, the photo they are looking at - directly from the person who posted it. The visitors also have the ability to send private email wires to members who post photos.

         In addition to developing our own proprietary products, we have also joined various affiliate programs and have direct relationships with various internet content, service and product providers. The companies with which we have relationships include maps.com, ezprints.com, onetravl.com and barchart.com. In some instances we may receive commissions from these companies on sales through our own web sites as well as on sales made through branded sites and portals we have created and sold. If applicable, we pass on a percentage of those commissions to the branded site and portal owners.

         Additionally, we allow those site and portal owners the opportunity to act as resellers for us along with other resellers who may not have purchased a site or portal. These resellers can offer our products and services to others and receive commissions on sales of sites and portals, as well as receiving a portion of our monthly hosting fee and a portion of the rewards earned by members they provide for our BSP Rewards program. We have signed seven reseller agreements which are non-exclusive and allow resellers to market our products and services anywhere in the world. We are also testing this program as a methodology of acquiring equity ownership in emerging internet companies. The first such equity venture is with www.puppetport.com.

         Our Brand-A-Port Network may be marketed to both large and small companies. In the event we are able to raise sufficient working capital we intend to shift our marketing efforts more towards larger companies. However, while our working capital is limited, we cannot effectively market to larger companies because their sales cycles are longer and more costly. Whereas smaller companies are able to utilize the Brand-A-Port program, they must do this on a limited basis. Major membership clubs, organizations and companies would have the ability to order branded portals in larger numbers which would greatly enhance our potential revenue stream.

BSP REWARDS

         Our BSP Rewards is a rewards and loyalty program which offers members up to 10% rewards added to any rewards already associated with their credit cards. This program allows participating merchants, manufacturers and service organizations the opportunity to become redemption centers and enjoy their full retail margins on redemptions. The program is offered free to member providers who auto-enroll their member base and then receive an override on all rewards earned by their members. BSP receives a percentage of all sales generated through the program. The BSP program is branded for each participating company and organization utilizing our Brand-A-Port software. We officially launched the BSP program at the end of 2002 and it is currently operational on the web at www.bsprewards.com.

         We receive a percentage of rewards issued through participating merchants and member providers. Members earn rewards upon purchase of a participating merchant certificate on-line or when merchandise is purchased at participating stores. We earn our revenue when members make their purchase.

         Contracts have been signed with two companies and this program has commenced limited operations. As with the Brand-A-Port program, it is our intention to market the BSP Rewards program to larger companies when we have the capital available to do so. Major membership clubs, organizations and companies have the capability of quickly expanding the BSP membership base to a much greater participating group which would greatly enhance our potential revenue stream. However, we would require substantial working capital prior to commencing marketing efforts directed at larger organizations and such efforts can be time consuming and costly.

MEMORY LANE SYNDICATIONS

         It is our intention to operate a media business through our Memory Lane Syndications division. We commenced operations of Memory Lane Syndications in January 2003 with the acquisition of the 130 color episodes of the 1970's Howdy Doody Show. It is our intention to seek to re-establish the name and recognition value of our Howdy Doody intellectual library in a number of ways.

         We have commenced initial marketing efforts directed toward sales of videos to wholesalers and limited sales have been generated thus far. We expect to be able to continue with this type of marketing effort regardless of whether we are able to raise any significant amount of working capital The suggested retail price for an 86-minute video is expected to be between $4.95 and $7.95.

         We are also contacting television and radio stations relative to airing the shows on a daily or weekly basis. If the shows are accepted, our compensation may be in the form of money or an exchange for advertising time.

         We are in negotiations for other intellectual properties and products that we believe can benefit from the expertise and contacts of our management. We anticipate that each new product, alliance and partnership we are able to establish will have its own internet site/portal built through Brand-A-Port. When appropriate, we also plan to utilize the BSP Rewards program in conjunction with marketing of these products.

SHUTTERPORT

Our ShutterPort web site was introduced into the photography/images markets over the past 36- month period and offers a wide variety of image and photography-oriented content and features. It was the basis on which our Brand-A-Port web application was built. This site is a demonstration site that can be marketed as a branded portal to various companies in the photographic industry.

TOTAL HOME VIEW

         Our Total Home View program incorporates a photo tour within a full-scale real estate oriented site and portal. This program is in development and we intend to introduce it to newspapers which in turn can offer it to as an incentive to real estate brokers, associates and new home builders to encourage them to increase their classified advertising budgets. The premise is for the newspapers to offer the individualized portals free and then pay us a set monthly fee for each participant (from their increased ad revenue). We will also market this application to real estate related organizations with large sales staffs to utilize as an incentive to their agents. Each Total Home View portal can be auto-replicated and automatically customized with the broker/associate name and contact information. It allows participants to upload their own photo and biography and add full home photo tours, descriptions and audios for their listings.

PROPERTY AND FACILITIES

         We lease approximately 500 sq. feet of office space in an executive suite of offices that provides conference room, reception area, secretarial and ancillary services. These premises are under lease until March 2004 at an approximate month cost of $1850.

MARKETING/PUBLIC RELATIONS AND ADVERTISING STRATEGIES

We realize that capturing a market necessitates large marketing and advertising expenditures for both the Brand-A-Port and BSP segments of our business.

Developing market acceptance for our existing and proposed projects will require substantial marketing and sales efforts and the expenditure of a significant amount of funds to inform potential sponsors of the benefits and advantages of company products and achieve name recognition. There can be no assurance that we will be able to penetrate existing markets on a wide scale basis. We will rely, in part, on arrangements with third parties for the marketing of our products, including arrangements with other strategic partners. There can be no assurance that we or, any third parties with whom we contract, will be able to successfully market our products or that these efforts will result in any significant increase in revenues.

Although we have not required or expended major funds during our initial stages, ShutterPort and PictureJudge did launch successfully and are achieving a growing membership and visitor base and presently receive over 3 million page views per month.

We commenced, and continue to expand, a successful viral marketing campaign utilizing our proprietary photo rating game and by offering a free email service to visitors and members. Additionally, we receive industry publicity and have received an award from Photo Processing Magazine noting ShutterPort photo sharing as the 2nd best picture-sharing site on the web.

The Company believes that the merchants and member provider organizations involved with the BSP Rewards program will devote substantial advertising and marketing funds to their branded program, and that their marketing campaigns will help develop consumer awareness.

Additionally, the Company has concluded Joint Venture and Reseller arrangements with companies that could result in additional marketing benefits.

The Company philosophy is to sell its portals to individuals, companies, groups and organizations that will also act as a straight commission sales force for our entire product line.

The MemoryLane division plans to market the Howdy Doody TV show videos through distributors and resellers and through direct response media. The Company has commenced a marketing plan to offer the shows to various TV stations and Syndicators who in turn would air and market them to the general public.

PRODUCTS AND SERVICES PRICING

Depending upon the customization and product application of the Brand-a-Port portals and the arena to which we will market (web designers, business opportunity, corporate or home based business), the pricing will range from $95 to $5,995 for the portal and reseller programs.

The sales of the portal is actually the doorway to our income base goal of establishing recurring monthly hosting fees ranging from $15 to $250 per month, per site - plus a continuing percentage of product sales and advertising from all of the licensed sites.

We feel that our BSP Rewards program will generate a substantial portion of our income potential. Income sources include branded BSP sites, portals, and a continuing residual percentage of all participating merchant fees from the on line merchandise and gift certificates and in store retail sales to members. Gross revenues from the BSP Rewards program are projected to be approximately $16 per active member per month, which is based on the industry average of approximately 4% of monthly member purchases through the system.

STRATEGIC ALLIANCES

We have formed strategic alliances and partnerships for all aspects of our business. We believe that these alliances and joint ventures will allow us to grow at a more rapid pace and prove to be substantially less costly.

There is no guarantee that we will be able to accomplish all of our alliance goals, but we have already signed marketing agreements or letters of intent with such companies and organizations as Consumer Benefit Services, IMC, VICI Marketing, Platinum Values and other member based and marketing organizations. We have also signed many back-end and technical strategic partnerships with companies such as EZ Prints, Big Nose Posters, Travel1 and National Marketing Services.

CUSTOMERS

Our target markets include small, medium and large sized companies and organizations that will be able to utilize our product line and companies that already have an existing sales force or ability to act as a mass reseller for us. This potential market also includes Membership Clubs, non-profit organizations, alumni associations, retailers and corporations and their marketing alliances and home based business sellers and network marketing companies.

COMPETITION

Our competition includes web designers, major software manufacturers, established loyalty/rewards companies and existing web portals. There are also many companies that offer "do it yourself websites," although we are not currently aware of any competitors that offer a brandable, community portal which can be customized by industry and feature. We also believe that the "We Give-We Redeem" feature of BSP Rewards and distribution methodology offers uniqueness to the loyalty program industry.

Other potential competitive advantages of our programs and applications include the following:

         DESIGN AND APPEAL. Our portals are cohesive, fun, and comprehensive in design and feature.

         EASE OF USE. Each of our portals is an industry-specific site, tailored in such a manner that the Internet user can quickly and easily find the community features and applications of his or her choice. Our menu design and content has a pinpoint purpose, is easy to use, contains valuable information, offers links that facilitate results, and therefore, we have a much higher likelihood of repeat visits.

         SPEED TO MARKET. The Brand-a-Port program allows our customers, and the customers they sell to, the opportunity of launching a branded multi-million dollar looking portal in just hours.

         PRICING STRATEGY. Brand-a-Port and the content therein, including PictureJudge are priced at competitive levels and offer a perceived value much greater than their cost.

         BSP STRATEGY. Loyalty/Reward programs cost participating companies a substantial percentage of sales, but they are often used because of their proven results. BSP has added a profit factor to the standard loyalty programs by establishing each participating merchant/service as a redemption center allowing them to (1) enjoy the redemption profits and (2) generating a second influx of customer traffic for the redemption process. Additionally, the BSP plan offers financial incentives to organizations that have an existing membership base that they can auto- enroll into program.

WEB SITES

         The following is a list of all of our proprietary websites: www.medianetgroup.com;www.brandaport.com;www.bsprewards.com;www.ShutterPort.com;
www.picturejudge.com,www.doodyville.com,www.memorylanesyndication.com,
www.totalhomeview.com. We are also 50% owner of www.puppetport.com.

EMPLOYEES

Presently, we have 3 employees and 3 independent contractors. The executives are Eugene Berns, Chairman, Martin Berns, Chief Executive Officer, Ivan Bial, Vice President/Sales.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

OVERVIEW

         Clamshell Enterprises, Inc., was organized under the laws of the State of Nevada on June 4, 1999 as a "blind pool" or "blank check" company whose business plan was to seek to acquire a business opportunity through completion of a merger, exchange of stock, or similar type of transaction. On May 22, 2003 we changed our name to MediaNet Group Technologies, Inc.

         On March 31, 2003 we completed the acquisition of all of the issued and outstanding shares of ShutterPort, Inc., a Florida corporation, in a share exchange transaction. The former stockholders of ShutterPort acquired a majority of our issued and outstanding common stock as a result of completion of the share exchange transaction. Although the result of the share exchange transaction was that ShutterPort became our wholly-owned subsidiary, the transaction was accounted for as a recapitalization of ShutterPort, whereby ShutterPort was deemed to be the accounting acquirer and was deemed to have adopted our capital structure. Therefore, in our unaudited financial statements for the period ended March 31, 2003, which are included in this Prospectus, the financial information for periods prior to March 31, 2003 is that of ShutterPort alone, and the financial information as of March 31, 2003 is that of Clamshell and ShutterPort consolidated.

         All of our current operations are carried on through ShutterPort and its operating divisions. We anticipate that all planned future operations will also be carried on through ShutterPort and its operating divisions.

RESULTS OF OPERATIONS

         As of July 15, 2003, we do not have cash on hand and we are operating on a cash flow deficit of approximately $10,000 to $12,500 per month. Although we expect to increase revenues over the next 12 months, if we continue to operate at a cash flow deficit, and the outstanding warrant is not exercised, Martin Berns, CEO, has agreed under his employment agreement to defer his total salary of $40,000 until June 30, 2004 and has also agreed to loan the Company a maximum of an additional $110,000 as necessary. Said advances shall be non-interest bearing if repaid by June 30, 2004. Any outstanding balance will bear interest at 6% thereafter.

         We currently have limited business operations primarily related to development of our Brand-A-Port application software. This software has been in development for approximately 18 months and during this period we have sold a total of approximately 30 web portals at an average price of $995, plus a $79 per month fee for hosting and maintenance.

         We currently maintain a very low overhead of approximately $20,000 per month primarily by paying minimal remuneration to management and by maintaining operating expenses at a low level. However, our operations are not yet profitable, and we continue to require outside funding in order to continue business operations.

         For the fiscal year ended December 31, 2002, we had gross revenues from operations of $24,533, and a net loss of $156,860. For the three months ended March 31, 2003, we had gross revenues from operations of $13,159, and a net loss of $56,088.

         During the fiscal year ended December 31, 2002, net cash used in operations was $92,728, and during the three month period ended March 31, 2003, net cash used in operations was $34,672. To date, we have funded this cash shortage and obtained the cash necessary to continue operations primarily through debt and equity transactions with management. As a result, as of March 31, 2003, we had outstanding loans from stockholders totaling approximately $200,000, of which $54,600 consists of short term loans due in July, 2003. The short-term loans include a $35,000 note which bears interest at 6.750% and a $19,600 note which does not bear interest. The balance of approximately $145,000, represents a long-term loan due June 30, 2004 which does not bear interest.

         Management believes we can continue current business operations without receiving any substantial capital investment because the web sites, portals and marketing materials for our various divisions are completed and ready for use and Martin Berns, CEO has agreed to defer his salary and advance cash flow deficits through June 30, 2004 as determined by the Board of Directors.

         However, until operating revenues increase significantly, we will continue to seek outside funding in order to expand our operations. Management believes that we can continue current business operations without requiring any substantial additional capital investment through June 30, 2004.

         On January 5, 2003, we completed the acquisition of 130 color episodes of the 1970's Howdy Doody television show. We intend to market this intellectual property through video sales and television and radio syndication.

         The purchase price for this acquisition consisted of a promissory note in the original principal amount of $675,000 plus issuance of 200,000 shares of our common stock. The promissory note bears an annual interest rate of approximately 6% and the total principal amount of the note matures on January 5, 2012. We have the option of paying the interest due under this note either in cash or through issuance of shares of our common stock. If we elect to make payment of interest through issuance of shares, the number of shares is computed based on 60% of the average bid price for our common stock for the 10 trading days ending on the interest payment date.

         During the first quarter of 2003 we completed the sale of 1800 videos to a video wholesaler for resale through two catalogs.

PLAN OF OPERATION

         Our plan of operations is to seek to simultaneously develop several aspects of our business. The timing and the extent to which we are able to implement our plan will primarily be dependent upon our ability to obtain outside working capital. Although management believes we have established a base through which we can continue to grow even without obtaining outside working capital, receipt of such capital would allow us to enhance our existing applications and commence a speedier and more complete marketing program.

         The three areas in which we intend to focus our development efforts are:
                  (1) Licensing our applications for Brand-A-Port, Total Home View and PictureJudge, to maximize the monetary potential through multiple upfront and residual revenue centers structured within these divisions.

                  (2) Establishing our BSP loyalty/rewards program on a national level through strong affinity partners that can produce residual revenues.

                  (3) Re-establishing the name and recognition value of our Howdy Doody library and commencing marketing activities of the intellectual property library that can produce residual revenues.

         We are aware that business trends relative to the internet are fluid and are constantly changing. We are also aware that the U.S. economy is currently in a state of uncertain growth. The combination of changing trends relative to the internet and uncertainty regarding economic growth could have a material impact on our short-term or long-term liquidity or on our net sales or revenues or income from operations.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The names and ages and titles of our Executive Officers and Directors as of the date of this Prospectus are as follows:

NAME                  AGE       POSITION

Martin A. Berns       66        Chief Executive Officer, President and Director
                                since March 31, 2003

Eugene H. Berns       66        Chairman and Director since March 31, 2003

Ivan L. Bial          57        Secretary, Director and Chairman of the Audit
                                Committee since March 31, 2003

Joseph Porrello       58        Director since March 31, 2003

Dennis Lane           55        Director since March 31, 2003

The directors named above will serve until the first annual meeting of the Company's stockholders following completion of the share exchange transaction, or until their successors have been appointed. Thereafter, directors will be elected for one-year terms at the annual stockholders' meeting.

BIOGRAPHICAL INFORMATION

MARTIN A. BERNS

         Chief Executive Officer and Director. From 2000 to the present, Mr. Berns has been CEO of ShutterPort, Inc. and of MediaNet Group Technologies, Inc.

         Prior to that time, Mr. Berns has 40 years of experience as a marketing consultant, including advertising, TV commercial and show production. From 1998 to 2000, Mr. Berns was Vice President of marketing for Realm Productions, a publicly held video production company. From 1992 to the present, he has acted as President of Natural Universe, Inc., a marketing company. From 1999 to 2000 he was Associate Producer of the "Jelly Bean Jungle" television series, and acted as Coordinating Producer for the re-syndication and distribution of the 1970's new "Howdy Doody" show.

EUGENE H. BERNS

         Chairman of the Board. Since 1999 Mr. Berns has been President of Housing Marketing Team, Inc., a housing marketing consulting company. From 1970-1998, he was Vice President and a member of the Board of Directors of Oriole Homes, Inc. , an American Stock Exchange listed company.

IVAN BIAL

         Director, Principal Financial Officer and Secretary. Mr. Bial has been Vice President and Secretary of ShutterPort, Inc. since 2000. From 1998 - 2000 he was an independent sales and marketing consultant. Prior to that time, he served as Vice President and General Manager of Southern Photo Service of Hollywood, Florida for 27 years from 1963 to 1990.

JOSEPH PORRELLO

         Director. From May 2003 to the present, Mr. Porrello has been President of Marketing Consultants, Plus. From June 2002 to April 2003, he was Chief Marketing Officer of VICI Marketing. From June 1998 to May 2002, Mr. Porrello was Vice President of Business Development for National Syndications, Inc.

DENNIS LANE

         Director. Mr. Lane is currently the Director of International Operations of the company's MemoryLane Syndication division. Mr. Lane's background is in the internet, media, and marketing. Previously he was co-founder and former President and CEO of Restaurant.com, Inc.

         From June 2002 to the present, Mr. Lane has been Vice President of Business Development, CallMe Corp., and President of Laneco Consulting, Inc.

         From Dec. 1997 to January 2002, Mr. Lane was President of Restaurant.com and its predecessor companies Restaurant Registry and Digidine.

Martin Berns and Eugene Berns are brothers.

None of the directors serves as a director for any other reporting company.

There are no other significant employees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of the date of this registration statement, the number of shares of Common Stock owned of record and beneficially by executive officers, directors and persons who hold 5.0% or more of the outstanding Common Stock of the Company. Also included are the shares held by all executive officers and directors as a group.

                                          Number of Shares
Name and Address                         Beneficially Owned     Percent of Class

Martin A. Berns(1)
1515 N. Federal Hwy., Suite 300
Boca Raton, FL 33432 .................       2,000,000                30.2%

Eugene H. Berns(1)(5)
1515 N. Federal Hwy., Suite 300
Boca Raton, FL 33432 .................         552,500                 8.3%

Ivan L. Bial(1)
1515 N. Federal Hwy., Suite 300
Boca Raton, FL 33432 .................         700,000                10.6%

Joseph Porrello(1)
1515 N. Federal Hwy., Suite 300
Boca Raton, FL 33432 .................          55,552                 0.8%

Dennis Lane(1)(2)
1515 N. Federal Hwy., Suite 300
Boca Raton, FL 33432 .................         250,000                 3.8%

Steve Adelstein(3)
624 West Tropical Way
Plantation, FL 33317 .................       1,135,000                16.1%

Mid-Continental Securities Corp.(4)
5150 Tamiami Train North, Ste. 202
Naples, FL 34103 .....................         500,000                 7.0%

All officers and directors (5 persons)       3,558,052                53.7%

(1) The person listed is an officer, a director, or both, of the Company.

(2) Mr. Lane is the President of Laneco, which owns 16,666 shares, and he thereby claims beneficial ownership of 16,666 shares.

(3) Includes 220,000 shares owned by AUW, Inc., and 240,000 shares owned by Adelstein Productions, Inc., of which Mr. Adelstein may be deemed to be the beneficial owner. Also includes 450,000 shares which may be issued upon conversion of a promissory note issued in conjunction with purchase of the episodes of the Howdy Doody television show from Adelstein Productions, Inc.

(4) Includes 500,000 shares of which Mid-Continental Securities Corp may be deemed to be the beneficial owner because it has the right to acquire such shares at any time upon exercise of an outstanding stock purchase warrant.

(5) Includes 52,500 shares owned by his minor child, Justin Berns, of which Mr. Berns may be deemed to be the beneficial owner.

EXECUTIVE COMPENSATION

         None of our officers or directors received any salary remuneration during the fiscal year ending December 31, 2002. Until we acquire additional capital, it is not intended that any officer or director will receive salaries. Mr. Bial currently receives consulting fees of $300 per week, and Mr. Lane receives consulting fees of $1000 per month. These consulting fees are rendered on a month-to-month basis, and there are no written instruments which define the consulting terms. Total consulting fees paid to Mr. Bial were $ 0 in 2002, and $ 9,000 in 2003. Total consulting fees paid to Mr. Lane were $ 0 in 2002 and $3,000 in 2003. Mr. Martin Berns has an employment agreement with the Company commencing January 1, 2003 through December 31, 2005 at an annualized base salary of $40,000 per year, plus normal fringe benefits. However, Mr. Berns has agreed to defer his salary through June, 2004. Additionally Mr. Berns shall receive from time to time, bonuses as determined by the Board of Directors and the only other payments are for reimbursement of out-of-pocket expenses incurred on our behalf. We do not have any stock option, retirement, pension, or profit-sharing programs for the benefit of our directors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Martin Berns, Eugene Berns and Ivan Bial may be considered promoters. In April 2000, they formed ShutterPort, Inc. and received a total of 3,200,000 shares valued at $0.01 per share in consideration of past and future services. The shares of ShutterPort, Inc. held by these promotors were exchanged for an equal number of our shares when the share exchange transaction was completed on March 31, 2003. Martin Berns and Eugene Berns are brothers.

         From time to time, Officers and Directors and related companies loan funds to us. At March 31, 2003, the total of said loans was $200,234. This includes a total of $191,605.31 loaned to us by Martin Berns which is represented by two separate promissory notes. One of such notes is dated July 1, 2000, and is in the original principal amount of $35,000 . This note bears interest at the rate of 6.750% per annum, with monthly interest-only payments,and is due and payable on or before July 1, 2003. A second note in the amount of $156,605.31, dated December 31, 2002, is non-interest bearing and is due on or before June 31, 2004.

         Eugene Berns has also loaned us a total of $19,600, pursuant to a note dated December 31, 2000. This note is non-interest bearing and is due and payable on July 1, 2003.

         On January 5, 2003, we closed on an agreement with Adelstein Productions, Inc, a Florida corporation, to acquire 130 color episodes of the 1970's Howdy Doody television show. Steve Adelstein is the controlling shareholder of Adelstein Productions, Inc, and is the direct and indirect beneficial owner of 685,000 shares (approximately 10.4%) of our issued and outstanding common stock.

         The purchase price for acquisition of the Howdy Doody episodes included issuance of 200,000 shares of our common stock to Adelstein Productions, Inc., and the execution of a promissory note in the principal amount of $675,000. The note bears an annual interest rate of approximately 6%. The initial interest payment was required to be paid simultaneously with the issuance of the note. Otherwise, accrued interest on the note is payable annually in arrears. We have the option of paying interest on the note either in cash or through the issuance of shares of our common stock. In the event interest is paid by issuance of shares, the number of shares to be issued is computed based on a share price equal to 60% of the average bid price for our stock for the 10 trading days ending on the interest payment date. We issued 40,000 shares of our common stock valued at approximately $1.00 per share in satisfaction of the initial interest payment.

         The outstanding principal amount of the note, and all accrued but unpaid interest, is convertible at any time, at the option of the holder, into shares of our common stock based on a conversion price of $1.50 per share, subject to certain equity adjustments.

         We have the right to offset a maximum of $75,000 of direct out-of-pocket expenses which we pay, including legal fees, used to defend any third party claims relating to ownership of the Howdy Doody episodes which we purchased.

SELLING SECURITY HOLDERS

This Prospectus relates to the offer and sale of 1,075,000 shares of our common stock by the selling stockholders identified in this Prospectus at a price of $1.65 per share. A total of 500,000 of such shares may be issued and sold only upon the exercise of an outstanding warrant. The selling stockholders will determine when they will sell their shares.

The following table sets forth information concerning the selling security holders including:

      1. the number of shares owned by each selling security holder prior to this offering;

      2. the total number of shares that are to be offered for each selling security holder;

      3. the total number of shares of common stock that will be owned by each selling security holder upon completion of the offering; and

      4. the percentage of common stock that will be owned by each selling security holder upon completion of the offering if all of the offered shares are sold by the selling security holders and the company.

         Two of the selling shareholders, Dennis Lane and Eugene Berns, are members of our board of directors. Two other selling shareholders, Steven Adelstein and Mid-Continental Securities Corp, are principal shareholders by virtue of beneficial ownership of more than 5% of our issued and outstanding common stock. Other than the relationships described herein, none of the selling shareholders has any material relationship with us or with our predecessors or affiliates. None of the selling security holders is a broker-dealer or an affiliate of a broker-dealer to our knowledge.

                                            Selling Shareholders

                                            Shares                                    Shares             %
                                             Owned       % Owned                       Owned         Owned
                                            Before        Before        Shares         After         After
Name Of Selling Shareholder               Offering      Offering       Offered      Offering      Offering
___________________________               ________      ________       _______      ________      ________
Dennis Lane ...........................    250,000          3.78        50,000       200,000          3.02
Herb Hirsch ...........................    252,500          3.81        48,250       204,250          3.08
Jack Adler ............................    255,000          3.85        32,500       222,500          3.36
Jodi Berns ............................    100,000          1.51        30,000        70,000          1.06
Stacey Berns ..........................    100,000          1.51        30,000        70,000          1.06
Edith Silverman .......................     45,000          0.68        20,000        25,000          0.38
Eugene Berns ..........................    552,500          8.34        18,750       533,750          8.06
Tammi Shnider .........................    180,000          2.72        15,000       165,000          2.49
Todd Adelstein ........................    180,000          2.72        15,000       165,000          2.49
Steven Adelstein ......................  1,135,000         16.05        35,000     1,100,000         15.56
Ryan Shnider ..........................     25,000          0.38        15,000        10,000          0.15
Mark Anthony ..........................     11,000          0.17         5,500         5,500          0.08
Jake Weisbarth ........................     50,000          0.76        10,000        40,000          0.60
Joseph Porrello .......................     55,552          0.84        10,000        45,552          0.69
Todd Berns ............................     72,500          1.09        10,000        62,500          0.94
Gus Guilbert ..........................     20,000          0.30        10,000        10,000          0.15
William Strauss .......................     20,000          0.30        10,000        10,000          0.15
Larry Lipman ..........................     20,000          0.30        10,000        10,000          0.15
Donald Korn ...........................     50,000          0.76         5,000        45,000          0.68
Brad A. Moss ..........................     25,000          0.38         5,000        20,000          0.30
William Stimack .......................     20,000          0.30         5,000        15,000          0.23
Schifino & Fleischer ..................     10,000          0.15         5,000         5,000          0.08
David Skinner .........................     15,000          0.23         5,000        10,000          0.15
Ron Donofrio ..........................     30,000          0.45         5,000        25,000          0.38
Steve Sanders .........................     25,000          0.38         5,000        20,000          0.30
Easter Wallace ........................     10,000          0.15         5,000         5,000          0.08
Francine Moss .........................     15,000          0.23         5,000        10,000          0.15
James Charles .........................     10,000          0.15         5,000         5,000          0.08
Richard Starke ........................     10,000          0.15         5,000         5,000          0.08
Dominick Pope .........................     10,000          0.15         5,000         5,000          0.08
Bob & Rita Brand JTWROS ...............     20,000          0.30         5,000        15,000          0.23
Jack Drury ............................     10,000          0.15         5,000         5,000          0.08
Cosmo A. Palmieri .....................     10,000          0.15         5,000         5,000          0.08
Candance Pioppi .......................     10,000          0.15         5,000         5,000          0.08
Gary Bryant ...........................     10,000          0.15         5,000         5,000          0.08
Joseph H. & Sandra Dowling JTWROS .....     10,000          0.15         5,000         5,000          0.08
Tom & Patty Clarkson ..................     15,000          0.23         3,750        11,250          0.17
Col Shelley Lea Bennett ...............      6,000          0.09         3,000         3,000          0.05
Zand, Fischer, Muroff & Platzer .......      5,000          0.08         2,500         2,500          0.04
Peter J. Luthringer & Lisa M. Luthinger      5,000          0.08         2,500         2,500          0.04
Gary Serota ...........................     16,666          0.25         2,500        14,166          0.21
Gerald F. Van Fleet ...................      5,000          0.08         2,500         2,500          0.04
Richard Martel ........................      5,000          0.08         2,500         2,500          0.04
Steve Bushanski .......................      5,000          0.08         2,500         2,500          0.04
James Yagielo .........................     10,000          0.15         2,250         7,750          0.12
Thomas J. Walsh .......................      4,000          0.06         2,000         2,000          0.03
Kevin Hacker ..........................      4,000          0.06         2,000         2,000          0.03
Tom Hill ..............................      2,500          0.04         1,250         1,250          0.02


                                                     23

                                            Selling Shareholders
                                                (continued)

                                            Shares                                    Shares             %
                                             Owned       % Owned                       Owned         Owned
                                            Before        Before        Shares         After         After
Name Of Selling Shareholder               Offering      Offering       Offered      Offering      Offering
___________________________               ________      ________       _______      ________      ________
Elaine H. Goodman C/F Lindsey Goodman .        300          0.00           300             -             -
Elaine Goodman ........................        100          0.00           100             -             -
Jose Acevedo ..........................        750          0.01           750             -             -
Eza Antonacci .........................        750          0.01           750             -             -
Lewis M. Barbanel .....................        750          0.01           750             -             -
Janet S. Brandes ......................        750          0.01           750             -             -
Michael Castle ........................        750          0.01           750             -             -
James  Herbst .........................        300          0.00           300             -             -
Donald Johnston .......................        250          0.00           250             -             -
Concetta Leva .........................        250          0.00           250             -             -
Paula Leva ............................        750          0.01           750             -             -
Tina Leva .............................        300          0.00           300             -             -
Elliot Nathan .........................        750          0.01           750             -             -
Lloyd C. Nathan .......................        750          0.01           750             -             -
Damian Park ...........................        500          0.01           500             -             -
Geetika Rametra .......................        500          0.01           500             -             -
Rahul Rametra .........................        500          0.01           500             -             -
Denna M. Rodriquez ....................        100          0.00           100             -             -
Robert A. Silverman ...................        750          0.01           750             -             -
Stanley Yankelowitz ...................        750          0.01           750             -             -
George A. Bleem .......................      2,000          0.03         2,000             -             -
Anna V. Herbst ........................      3,000          0.05         3,000             -             -
Stephen Howard ........................      2,000          0.03         2,000             -             -
Dora K. Kiraly ........................      1,000          0.02         1,000             -             -
Thomas C. Kloss .......................      2,000          0.03         2,000             -             -
Attila Kovacs .........................      1,000          0.02         1,000             -             -
Juan P. Martin ........................      1,000          0.02         1,000             -             -
Betty J. Palmieriri ...................      2,000          0.03         2,000             -             -
Pietro Royondi Foundation .............      2,500          0.04         2,500             -             -
Vijay Rametra & Savita Rametra JT TEN .      1,000          0.02         1,000             -             -
Preston R. Reeder .....................      1,600          0.02         1,600             -             -
Jason R. Reynolds &
Shannon Reynolds JT TEN ..............       2,000          0.03         2,000             -             -
Thomas A. Sbrocco .....................      5,000          0.08         5,000             -             -
Thomas Walsh ..........................      2,000          0.03         2,000             -             -
Todd A. Warosh &
Julia A. Warosh JT TEN ...............       2,000          0.03         2,000             -             -
Shelly Lea Bennett ....................      2,000          0.03         2,000             -             -
Kevin Hacker ..........................      2,000          0.03         2,000             -             -
James  Herbst .........................        300          0.00           300             -             -
James W. Herbst .......................      5,000          0.08         2,500         2,500          0.04
Lisa M. Luthringer &
Peter J. Luthringer JT TEN ............      1,500          0.02         1,500             -             -
Howard Levine .........................      3,333          0.05         1,750         1,583          0.02
Gina M. Scialla .......................     40,000          0.60        20,000        20,000          0.30
Jill Trotter ..........................     20,000          0.30        10,000        10,000          0.15
Mid-Continental Securities Corp. ......    500,000          7.01       500,000             -             -
                                         ---------                   ---------     ---------

                                         4,322,051                   1,075,000     3,247,051


                                                     24

PLAN OF DISTRIBUTION

         This prospectus covers the resale by selling stockholders of shares of our common stock that they have already purchased from us. Selling stockholders may sell their shares of common stock either directly or through a broker-dealer in one or more of the following kinds of transactions: (i) transactions in the ove- counter market; (ii) transactions on a stock exchange that lists our common stock; or (iii) transactions negotiated between selling stockholders and purchasers, or otherwise.

         Broker-dealers may charge commissions to both selling stockholders selling common stock and purchasers buying shares sold by a selling stockholder. Neither we nor the selling stockholders can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares. The selling stockholders and any underwriters, broker-dealers or agents that participate in the distribution of securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by any such underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

         To the extent required by laws, regulations or agreements we have made, we will file a prospectus supplement during the time the selling stockholders are offering or selling shares covered by this prospectus in order to add or correct important information about the plan of distribution for the shares and in accordance with our obligation to file post-effective amendments to the prospectus as required by Item 512 of Regulation S-B. In addition to any other applicable laws or regulations, selling stockholders must comply with regulations relating to distributions by selling stockholders, including Regulation M under the Securities Exchange Act of 1934. Regulation M prohibits selling stockholders from offering to purchase and purchasing our common stock at certain periods of time surrounding their sales of shares of our common stock under this prospectus.

         Some states may require that registration, exemption from registration or notification requirements be met before selling stockholders may sell their common stock. Some states may also require selling stockholders to sell their common stock only through broker-dealers.

         We will not receive any proceeds from the sale of the shares by the selling stockholders pursuant to this prospectus. We may, however, receive proceeds of up to $750,000 (before registration costs) from the exercise of warrants to purchase up to 500,000 shares of common stock offered hereby. We have agreed to bear the expenses (other than broker's commissions and similar charges) of the registration of the shares, including legal and accounting fees, which we expect to total approximately $25,000. The selling stockholders may also use Rule 144 under the Securities Act of 1933 to sell the shares if they meet the criteria and conform to the requirements of such Rule. Offers or sales of the shares have not been registered or qualified under the laws of any country other than the United States. To comply with certain states' securities laws, if applicable, the shares will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. There can be no assurance that the selling stockholders will sell any or all of the shares offered by them hereunder.

LEGAL PROCEEDINGS

We are not a party to any pending legal proceedings, and no such proceedings are known to be contemplated. None of our directors, officers or affiliates, and no owner of record or beneficial owner of more than five percent (5%) of our securities, or any associate of any such director, officer or security holder is a party adverse to us or has a material interest adverse to us in reference to pending litigation.

DESCRIPTION OF SECURITIES

COMMON STOCK

         Our Articles of Incorporation authorize the issuance of 50,000,000 shares of Common Stock par value $.001, of which 6,621,566 shares are currently issued and outstanding. We will have 7,081,566 shares issued and outstanding in the event the outstanding warrant in fully exercised. Each record holder of our common stock is entitled to one vote for each share held on all matters properly submitted to the stockholders for their vote. The Articles of Incorporation do not permit cumulative voting for the election of directors.

         Holders of outstanding shares of our common stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of legally available funds; and, in the event of liquidation, dissolution or winding up our affairs, holders are entitled to receive, ratably, our net assets which are available to stockholders after distribution is made to the preferred stockholders, if any, who are given preferred rights upon liquidation. Holders of outstanding shares of common stock have no preemptive, conversion or redemptive rights.

PREFERRED STOCK

         We are authorized to issue 5,000,000 shares of Preferred Stock, par value $.01, which may be issued in one or more series at the discretion of the Board of Directors. There are no Preferred Shares currently issued and outstanding.

WARRANT TO PURCHASE COMMON STOCK

         On January 5, 2003 we issued a warrant to purchase 500,000 shares of common stock at an exercise price of $1.50 per share. The warrant expires on December 31, 2005 unless it has previously been exercised.
The holder of the warrant, Mid-Continental Securities Corp, may exercise all or any portion of the warrant at any time until December 31, 2005, by providing us with notice of exercise and by paying the exercise price of $1.50 per share for each share being purchased.

TRANSFER AGENT

The Company's Transfer Agent is Executive Registrar & Transfer Agency, 3118 W. Thomas, Suite 707, Phoenix, AZ 85017.

EXPERTS

The financial statements of ShutterPort, Inc., which include the balance sheet as of December 31, 2002 and 2001, and the related statements of operations, stockholders' deficiency and cash flows for the years ended December 31, 2002 and 2001 included in this prospectus are reliant on the audit report of Livingston, Wachtell & Co, LLP, independent certified public accountants, given on the authority of that firm's opinion based on their expertise in accounting and auditing.

AVAILABLE INFORMATION

We are subject to the reporting requirements of the Exchange Act and the rules and regulations promulgated thereunder, and, therefore, we file reports, information statements or other information with the Securities and Exchange Commission. This prospectus is part of a Registration Statement which we filed with the Securities and Exchange Commission in accordance with its rules and regulations. Copies of the registration statement, including the exhibits to the Registration Statement and other material that is not included herein, may be inspected, without charge, at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, and may be available at the following Regional Offices of the Commission:
Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, New York, New York 10048. Copies of such materials may be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. Information on the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains asite on the World Wide Web at http://www.sec.gov that contains reports, information and information statements and other information regarding registrants that file electronically with the Commission.

LEGAL MATTERS

The validity of our shares of common stock being offered by this prospectus are being passed upon for us by Frascona, Joiner, Goodman and Greenstein, P.C., 4750 Table Mesa Drive, Boulder, Colorado 80305.

                         INDEX TO FINANCIAL STATEMENTS


SHUTTERPORT, INC.
Audited Financial Statement for the Year Ended December 31, 2002 and 2001

Independent Auditors Report ..................................................29

Balance Sheets

         For the year ended December 31, 2002 and 2001 .......................30

Statements of Operations

         For the year ended December 31, 2002 and 2001 .......................31

Statements of Stockholders Deficiency

         For the year ended December 31, 2002 and 2001 .......................32

Statements of of Cash Flows

         For the year ended December 31, 2002 and 2001 .......................33

Notes to the Financial Statements

         For the year ended December 31, 2002 and 2001 ....................34-42


CLAMSHELL ENTERPRISES, INC. (NOW KNOWN AS MEDIANET GROUP TECHNOLOGIES, INC) Unaudited Financial Statements for the Periods Ended March 31, 2003 and 2002

Condensed Consolidated Balance Sheets ........................................43

Condensed Consolidated Statements of Operations ..............................44

Condensed Consolidated Statements of Cash Flows ..............................45

Notes to the Condensed Consolidated Financial Statements ..................46-56

To the Board of Directors and Shareholders
ShutterPort, Inc.
Boca Raton, Florida


                          INDEPENDENT AUDITORS' REPORT


We have audited the accompanying balance sheets of ShutterPort, Inc. as of December 31, 2002 and 2and the related statements of operations, stockholders' deficiency and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ShutterPort, Inc. as of December 31, 2002 and 2001 and the results of its operations and cash flows for the years ended December 31, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financials, the Company has suffered recurring losses from operations and its difficulty in generating sufficient cash flow to meet its obligations and sustain its operations raises substantial doubt about its ability to continue as a going concern. Management's plans with regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/Livingston, Wachtell & Co., LLP

New York, New York
January 24, 2003

                                SHUTTERPORT, INC.

                                 BALANCE SHEETS
                                                              December 31,
                                                            2002         2001
                                                            ----         ----
                                     ASSETS
Current assets
   Cash and cash equivalents ...........................  $     344   $       -
   Accounts receivable - net ...........................      1,000           -
                                                          ---------   ---------
      Total current assets .............................      1,344           -
                                                          ---------   ---------

Property and equipment, net ............................      8,826      12,279
                                                          ---------   ---------
Other assets
   Website and software development costs - net ........    123,547     168,637
   Trademark ...........................................      4,000       4,000
                                                          ---------   ---------
      Total other assets ...............................    127,547     172,637
                                                          ---------   ---------

      Total assets .....................................  $ 137,717   $ 184,916
                                                          =========   =========

                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current liabilities
   Bank overdraft ......................................   $      -   $   2,035
   Accounts payable and accrued liabilities ............     30,660      23,099
   Due to shareholder ..................................     54,600      35,000
                                                          ---------   ---------
      Total current liabilities ........................     85,260      60,134

Other liabilities
   Due to shareholders .................................    156,605      99,398
                                                          ---------   ---------
      Total liabilities ................................    241,865     159,532
                                                          ---------   ---------

Commitments and contingencies

Stockholders' deficiency
   Common - no par value -
      50,000,000 shares authorized;
      shares issued and outstanding
      5,686,662 in 2002 and 4,671,110 in 2001 ..........    705,733     678,405

   Deficit .............................................   (809,881)   (653,021)
                                                          ---------   ---------
      Total stockholders' equity (deficiency) ..........   (104,148)     25,384
                                                          ---------   ---------

      Total liabilities and stockholders' deficiency ...  $ 137,717   $ 184,916
                                                          =========   =========

   The accompanying notes are an integral part of these financial statements.

                                SHUTTERPORT, INC.

                            STATEMENTS OF OPERATIONS


                                                       Years Ended December 31,

                                                        2002             2001
                                                        ----             ----


Revenues .......................................      $  24,533       $  28,296



Cost of sales ..................................        135,287         502,328
                                                      ---------       ---------


         Gross loss ............................       (110,754)       (474,032)


Operating expenses .............................         42,838          43,892
                                                      ---------       ---------


         Loss from operations ..................       (153,592)       (517,924)


Interest expense ...............................          3,268           5,025
                                                      ---------       ---------


         Net loss ..............................      $(156,860)      $(522,949)
                                                      =========       =========


         Loss Per Share - Basic and diluted ....      $    (.03)      $    (.12)
                                                      =========       =========



   The accompanying notes are an integral part of these financial statements.

                                            SHUTTERPORT, INC.

                                 STATEMENTS OF STOCKHOLDERS' DEFICIENCY

                             FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


                                                     Common Stock
                                                     ------------

                                                 Number
                                               of Shares       Amount        (Deficit)         Total
                                               ---------       ------        ---------         -----
Balance - January 1, 2001 ...............      4,400,326      $ 315,266      $(130,072)      $ 185,194


Net loss for the year ...................              -              -       (522,949)       (522,949)


Common stock issued for services at $0.05         91,502          4,575              -           4,575


Common stock issued for services and
cash at $2.00 ...........................        179,282        358,564              -         358,564


                                               ---------      ---------      ---------       ---------

Balance - December 31, 2001 .............      4,671,110        678,405       (653,021)         25,384


Net loss for the year ...................              -              -       (156,860)       (156,860)


Common stock issued at $2.00 ............          5,000         10,000              -          10,000

Common stock issued at $0.01 ............        830,000          8,300              -           8,300

Common stock issued for services at $0.05        180,552          9,028              -           9,028

                                               ---------      ---------      ---------       ---------

Balance - December 31, 2002 .............      5,686,662      $ 705,733       (809,881)      $(104,148)
                                               =========      =========      =========       =========


               The accompanying notes are an integral part of these financial statements.

                                                   32

                                SHUTTERPORT, INC.

                            STATEMENTS OF CASH FLOWS
                                                               Years Ended
                                                               December 31,
                                                            2002         2001
                                                            ----         ----
Cash flows from operating activities:
     Net loss ..........................................  $(156,860)  $(522,949)

     Adjustment to reconcile net income to net cash
     provided by operating activities:
           Depreciation and amortization ...............     48,543      48,389
           Common stock issued for services ............      9,028           2

     Changes in operating assets and liabilities:
           Accounts receivable, net ....................     (1,000)          -
           Accounts payable ............................      7,561      23,099
                                                          ---------   ---------

     Net cash used in operating activities .............    (92,728)   (153,322)
                                                          ---------   ---------
Cash flows from investing activities:
     Purchases of property and equipment ...............          -      (1,536)
                                                          ---------   ---------

     Net cash used in investing activities .............          -      (1,536)
                                                          ---------   ---------
Cash flows from financing activities:

     Bank overdraft ....................................     (2,035)      2,035
     Common stock issued ...............................          1      65,000
     Due to shareholders, net ..........................          7      87,428
                                                          ---------   ---------

     Net cash provided by financing activities .........          9     154,463
                                                          ---------   ---------

Net increase (decrease) in cash and cash equivalents ...        344        (395)

Cash and cash equivalents - beginning of year ..........          -           3
                                                          ---------   ---------

Cash and cash equivalents - end of year ................  $     344  $        -
                                                          =========   =========

Supplemental disclosure of cash flow information:

     Cash paid during the year for interest ............  $       3   $   5,025
                                                          =========   =========

Non-cash transactions:

     Stock issued for services rendered ................  $       9   $ 298,139
                                                          =========   =========

   The accompanying notes are an integral part of these financial statements.

                                SHUTTERPORT, INC.
                          NOTES TO FINANCIAL STATEMENTS


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

ShutterPort, Inc. (the "Company") formerly named Eshutterbug.com, Inc., a Florida corporation, was founded February 4, 2000. The Company was formed to become an online provider of branded, business to business and business to consumer web portals to a variety of businesses. The Company will act as an aggregator (to bring in a variety of interests to the portal), facilitator (to assist users in communicating with each other) and infomediary (to gather and supply information to users). The Company is also developing a loyalty rewards program ("BSP rewards") and intends to sign member providers and merchants during its initial launch anticipated early in 2003. The Company will charge merchants participating in BSP awards, a percentage of the value of transactions it does.

CAPITAL RESOURCES AND BUSINESS RISKS

The Company's future operations are subject to all of the risks inherent in the establishment of a new business enterprise. At December 31, 2002 and 2001, current liabilities exceeded current assets by $83,916 and $60,134, respectively.

The financial statements have been prepared on the basis that the Company will continue as a going concern, which contemplates the realization and satisfaction of liabilities and commitments in the normal course of business. At December 31, 2002, the Company had an accumulated deficit of $809,881. The Company also realized net losses of $156,860 and $522,949 for the years ended December 31, 2002 and 2001, respectively.

Operations to date have been primarily financed by stockholder debt and equity transactions. As a result, the Company's future operations are dependent upon the identification and successful completion of permanent equity financing, the continued support of shareholders and ultimately, the achievement of profitable operations. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts nor to amounts and classification of liabilities that may be necessary should it be unable to continue as a going concern.

CONTROL BY PRINCIPAL STOCKHOLDERS

The directors, executive officers and their affiliates own beneficially and in the aggregate, the majority of the voting power of the outstanding shares of the common sof the Company.
Accordingly, the directors, executive officers and their affiliates, if they voted their shares uniformly, would have the ability to control the approval of most corporate actions, including increasing the authorized capital stock of the Company and the dmerger or sale of the Company's assets.

RELATED PARTY STOCK TRANSACTIONS AND OTHER STOCK TRANSACTIONS

On April 6, 2000, the three founders of the Company issued 3,200,000 shares at $.01 per share and became the majority shareholders of the Company. Subsequent to this issuance, 1,635,000 shares were issued to related and other parties, by the founders at $.01 pshare.

In June 2000, the Company entered into a service agreement with 411now.com,Inc., to develop the web site and the web portal software for the Company. The contract total was $110,000, plus 57,500 shares of the Company. These shares, as determined by management, were valued at $2.00 per share and issued on July 3, 2000.

In June 2000, the Company entered into a service agreement with PSINet Strategic Services, Inc. to provide web hosting and consulting services for the Company. The contract was never completed but 146,782 shares were issued on October 24, 2001 to PSINet Strategic Services, Inc. in consideration of the services that were rendered. These shares, as determined by management, were valued at $2.00 per share. Subsequent to these shares being issued, PSINet Strategic Services, Inc. filed for bankruptcy. Included in accounts payable is $4,850, which is the balance due for the services rendered.

From inception to December 31, 2002, shares have been issued to consultants as compensation for consulting services provided to the Company. The total shares issued and outstanding for these services at December 31, 2002 and 2001 was 536,380 and 355,828, respectively. The Company recognized the cost attributed to these shares ithe amount of $.05 per share at the time of issuance.

From inception to December 31, 2002, 111,000 shares have been purchased by various investors for $2.00 per share.

USE OF ESTIMATES

The preparation of the financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

SIGNIFICANT ESTIMATE

Several areas require management's estimates relating to uncertainties for which it is reasonably possible that there will be a material change in the near term. The more significant areas requiring the use of management estimates related to valuation of website development costs, accrued liabilities and the useful lives for amortization and depreciation.

RESEARCH AND DEVELOPMENT COSTS

Research and development costs are expensed as incurred. There were no research and development costs for the years ended December 31, 2002 and 2001.

REVENUE RECOGNITION

The Company recognizes revenue when there is persuasive evidence of an arrangement, delivery has occurred, the fee is fixed or determinable, collectibility is reasonably assured, and there are no substantive performance obligations remaining. The C revenue recognition policies are in conformity with the AICPA's Statement of Position No. 97-2, "Software Revenue Recognition", as amended ("SOP 97-2").

SOP 97-2 generally requires revenue from software arrangements involving multiple elements to be allocated to each element of the arrangement based on the relative fair values of the elements, such as software products, post-contract customer support, installation, or training and recognized as the element is delivered and the Company has no significant remaining performance obligations. The determination of fair value is based on objective evidence that is specific to the vendor. If evidence of fair value for each element of the arrangement does not exist, and the only outstanding deliverable is post-customer support, arevenue from the arrangement is recognized ratably over the term of the arrangement.

Revenue from website portal services is recognized as the services are performed. The web-site portal service revenues are derived from a combination of fees, which are prepackaged individually for each customer. The customers buy a combination of items specific to their individual needs, upon which revenues are derived.

The Company charges a per-client, per-month repetitive web-site maintenance service fee. Customer payments received in advance for providing maintenance sare recorded as deferred revenue and are then recognized proportionately as the maintenance services are performed. Deferred revenues were not significant as of December 31, 2002 and 2001.

Revenues generated in exchange for advertising services are valued at the fair value of the services exchanged, based on the Company' s own historical practice of receiving cash, or other consideration that is readily convertible to known amounts of cash fsimilar advertising from buyers unrelated in the barter transaction. During the years ended December 31, 2002 and 2001, revenue derived from barter transactions were not significant.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid debt investments with a maturity of three months or less as cash equivalents.

EQUIPMENT

Expenditures for maintenance, repairs and betterments, which do not materially extend the normal useful life of an asset, are charged to operations as incurred. Upon sale or other disposition of assets, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in income.

Depreciation and amortization are provided for financial reporting pon the accelerated and the straight-line methods over the estimated useful lives of the respective assets as follows:

                                         Estimated Useful Lives

Computer Equipment                              5 years

OTHER ASSETS

The Company capitalizes computer software development costs in accordance with the provisions of Statement of Financial Accounting Standards No. 86, "Accountin for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed" ("SFAS No. 86"). SFAS No. 86 requires that the Company capitalize computer software development costs upon the establishment of the technological feasibility of a product, to the extent tsuch costs are expected to be recovered through future sales of the product. Mis required to use professional judgment in determining whether development costs meet the criteria for immediate expense or capitalization. These costs are amortized by the greater of the amount computed using (i) the ratio that current gross revenues from the sales of software bear to the total of current and anticipated future gross revenue from the sales of the software or (ii) the straight line method over the estimated useful life of the product. As a result, the carrying amount of the capitalized software costs may be reduced materially in the near term.

Statement of Position 98-1, "Accounting for the Costs of Computer Software Development For or Obtained for Internal Use" ("SOP 98-1") requires capitalization of certain cost incurred in the development of content for the Company's website and web site maintenance costs are expensed as incurred.

The Company records impairment losses on capitalized software and other long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those aare less than the carrying amount of those items. The cash flow estimates are based on historical results adjusted to reflect the best estimate of future market and operating conditions. The net carrying value of assets not recoverable is reduced to fair value. Estimates of future cash flows and different assumptions regarding such cash flows could materially affect the estimates.

The Company capitalized in October 2000, $225,000 in website and software development costs. The capitalized costs, which are the outside consulting fees cby 411now.com, Inc., are amortized to expense based on the estimated useful life (5 years). Amortization expense totaled $45,090 for 2002 and 2001. The estimated aggregate future amortization expense for capitalized website and software development costs remaining as of December 31, 2002 is as follows:

                                Years     Amount
                                 2003    $45,090
                                 2004    $45,090
                                 2005    $33,367

The trademark was placed in service September 2001 and cost approximately $4,000. The Company examines the carrying value of its intangible assets to determine if there are any impairment losses. If indicators of impairment were present in intangible assets used in operations and future cash flows were not expected to be sufficient to recover the assets' carrying amount, an impairment loss would be charged to expense in the period identified. No event has been identified that would indicate an impairment of the vof trademark recorded in the accompanying financial statements.

START-UP COSTS

The Company, in accordance with the provisions of the American Institute of Certified Public Accountants Statement of Position (SOP) 98-5, "Reporting on the Costs of Start-up Activities, expenses all start-up and organizational costs as they incurred.

EQUITY BASED COMPENSATION

The Company accounts for employee stock options in accordance with Accounting Principles
Board Option No. 25 (APB), "Accounting for Stock Issued to Employees."
Under APB No.
25 the Company recognizes no compensation expense related to employee stock options, as no options are granted at a price below the market price on the day of grant.

SFAS No. 123, "Accounting for Stock-Based Compensation," prescribes the recognition of compensation expense based on the fair value of options on the grant date, allows companies to continue applying APB No. 25 if certain pro forma disclosures are made assuming hypothetical fair value method application.

INCOME TAXES

Income taxes are accounted for under the asset and liability method in accordance with Statement of Financial Accounting Standard No. 109 "Accounting for Income Taxes" ("FAS 109"). Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance to the extent that the recoverability of tasset is not considered to be more likely than not.

The Company did not provide any current or deferred income tax provision or benefit for any periods presented to date because it has experienced a net operating loss since inception.

2. LOSS PER SHARE

Basic loss per common share ("LPS") is calculated by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted earnings per common share are calculated by adjusting the weighted average outstanding shares, assuming conversion of all potentially dilutive stock options.

The numerator and denominator used in the basic and diluted LPS of common stock computations are presented in the following table.

                                                     Years Ended December 31,
                                                      2002              2001
                                                      ----              ----
NUMERATOR FOR BASIC AND DILUTED LPS
    Net loss to common shareholders .........      $  156,860       $   522,949
                                                   ==========       ===========
DENOMINATOR FOR BASIC AND DILUTED LPS
    Weighted average shares
    of common stock outstanding .............       5,345,881         4,507,518
                                                   ==========       ===========

    LPS - Basic and diluted .................      $     (.03)      $      (.12)
                                                   ==========       ===========

3. STOCKHOLDERS' LOANS

The caption "Due to Stockholders" consists of three separate notes, all of which are unsecured. The short-term notes consist of two notes. The first note is for $35,000, bearing an annual interest rate at 6.750%, payable monthly and matures iJuly 2003. The second note is for $19,600, non-interest bearing, due July 1, 2003. The long-term note of $156,605 is non-interest bearing and is due June 30, 2004.

The total interest paid on the above notes is $3,268 and $5,025, for the years ended December 31, 2002 and 2001, respectively.

4. EQUIPMENT

   Equipment at cost consists of:
                                           Years Ended December 31,
                                                 2002     2001
                                                 ----     ----

               Computer software and equipment  $17,263  $17,263

               Less: accumulated depreciation     8,437    4,984
                                                -------  -------

                        Total ................  $ 8,826  $12,279
                                                =======  =======

Depreciation expense for the years ended December 31, 2002 and 2001 was $3,453 and $3,299, respectively.

5. INCOME TAXES

The Company accounts for income taxes in accordance with the provisions of SFAS No. 109, "Accounting for Income Taxes."

As of December 31, 2002, the Company has available federal net operating loss carryforwards of approximately $ 482,000 to offset future taxable income. The federal net operating loss carryforwards expire during the years 2020 through 2022.

The Company has recorded a full valuation allowance against the deferred tax assets, including the federal and state net operating loss carryforwards as management believes that it is more likely than not that substantially all of the deferred tax assets will not be realized.

The utilization of the net operating loss may be subject to a substantial limitation due to the "Change of ownership provisions" under Section 382 of the Internal Revenue Code and similar state provisions. Such limitation may result in the expiration othe net operating loss before its utilization.

6. CAPITAL STOCK, STOCK OPTION PLAN AND WARRANT TRANSACTIONS

The total number of shares of capital stock authorized to be issued by the Company is 50,000,000 shares of Common Stock, $0.00 par value. A total of 5,686,662 and 4,671,110 shares of Common Stock are outstanding as of December 31, 2002 and December 31, 2001, respectively. Each share of capital stock entitles the holder thereof tone vote at each meeting of the stockholders of the Company.

The Company has adopted an Incentive and Non-Qualified stock option plan pursuant to which 500,000 shares of Common Stock have been set aside for issuance upon exercise of stock options. The Plan is designed as a means to retain and motivate key employees, directors and advisors. The Board of Directors administers and interprets the Plan.

Options may be granted to all eligible employees of the Company, iofficers and non-employee directors and others who perform services for the Company. There are no outstanding options as of December 31, 2002 and 2001.

The Company has issued 500,000 warrants entitling the holders to purchase 500,000 common shares at a price of $1.50, expiring December 31, 2005.

7. LEGAL PROCEEDINGS

From time to time, the Company has disputes that arise in the ordinary course of its business. Currently, according to management, there are no material legal proceedings to which the Company is party of or to which any of their property is subject.

8. COMMITMENTS AND CONTINGENCIES

The Company had an employment agreement with one officer providing for certain guaranteed payments starting January 1, 2003 and ending December 31, 2005. . The terms of this employment agreement call for an annual salary of $40,000 plus other standard employee benefits.

9. SUBSEQUENT EVENTS

On January 31, 2003, the Company entered into a stock purchase agreement (the "Agreement") with Clamshell Enterprises Inc. ("Clamshell"), a Nevada corporation, relating to the purchase of 3,331,000 shares or approximately 93% of the issued and outstanding common stock of Clamshell. Clamshell has engaged in no significant operations other than the acquisition of capital for general and administrative expenses and registration of its securities under the Securities Exchange Act of 1934.

The shares being purchased are currently being held by 5 shareholders of Clamshell. The total purchase price is $35,000, of which a $10,000 deposit was paid at texecution of the agreement and $15,000 is payable at the closing. In addition, a $10,000 non-interest bearing promissory note is due February 28, 2003. If the note is not paid ifull by February 28, 2003, the promissory note will bear interest at 8% per annum on the outstanding principle balance.

On January 5, 2003, the Company closed on an agreement with Adelstein Productions, Inc., a Florida corporation ("Adelstein"), to acquire 130 color episodes of the '70's Howdy Doody television show ("Purchased Assets"). The Company intends to market this intellectual property through video sales and television syndication. The total purchase price includes 200,000 shares of common stock of the Company at closing and a note payable.

The principal amount of the note payable is $675,000 ("Note"), payable to an Adelstein stockholder ("Holder"), who has been assigned by Adelstein to collect the proceeds of the note and make the proper distributions to the Adelstein shareholders. The Note bears an annual interest rate of approximately 6%. The total principal amount of the note matures on January 5, 2012. Accrued interest shall be payable annually in arrears, provided that the initial interest payment is made simultaneously with the issuance of this Note, by the issuance and delivery of 40,000 shares of the Company's Common Stock tthe Holder. On January 5, 2003, the Company issued 40,000 shares of stock to the Holder of the Note for the initial first year interest payment.

The outstanding principal amount of this Note plus all accrued but unpaid interest due thereon shall be convertible at the option of the Holder at a conversion price equal to $1.50 per share, subject to certain equity adjustments. The Holder must convert at least $75,000 of Principal amount at any one time. If less than $75,000 of Principal is outstanding, then all of such remaining amount of principal shall be converted, if any is converted.

The Company shall have the option of paying the interest in cash or shares of the Company's Common Stock. If payment is made in shares, then the number of shares shall be computed based on 60% of the average bid price for the 10 trading dending on the interest payment date.

The Company may offset against the Note balance any direct out-of-pocket expenses paid by the Company, including legal fees, used to defend any third party cagainst the Purchased Assets relating to the ownership of such assets, up to $75,000. The Company is required to provide Adelstein documentation of such expenses.

                           CLAMSHELL ENTERPRISES, INC.

                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2003
                                   (UNAUDITED)

                                     Assets

Current assets
     Cash and cash equivalents ................................     $       447
     Prepaid expenses and other assets ........................          32,975
                                                                    -----------
           Total current assets ...............................          33,422
                                                                    -----------

Property and equipment - net ..................................           7,963
                                                                    -----------
Other assets
     Website and software development costs - net .............         112,274
     Trademark ................................................           4,000
     Licenses and agreements ..................................         875,000
                                                                    -----------
           Total other assets .................................         991,274
                                                                    -----------

           Total assets .......................................     $ 1,032,659
                                                                    ===========

                      Liabilities and Stockholders' Equity

Current liabilities
     Accounts payable and accrued liabilities .................     $    47,760
     Due to shareholder .......................................          54,600
                                                                    -----------
           Total current liabilities ..........................         102,360
                                                                    -----------
Other liabilities
     Note payable .............................................         675,000
     Due to shareholders ......................................         145,634
                                                                    -----------
           Total other liabilities ............................         820,634
                                                                    -----------

           Total liabilities ..................................         922,994
                                                                    -----------
Commitments and contingencies
Stockholders' equity
     Common stock - $.001 par value,
     50,000,000 shares authorized;
     6,536,562 shares issued and outstanding ..................           6,537

     Additional paid-in-capital ...............................         977,497
     Stock subscription receivable ............................          (8,400)
     Deficit ..................................................        (865,969)
                                                                    -----------
           Total stockholders' equity .........................         109,665
                                                                    -----------

           Total liabilities and stockholders' equity .........     $ 1,032,659
                                                                    ===========

               The accompanying notes are an integral part of the
                  condensed consolidated financial statements.

                           CLAMSHELL ENTERPRISES, INC.

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)



                                                        Three Months Ended
                                                             March 31,

                                                      2003               2002
                                                      ----               ----

Revenues .................................          $ 13,159           $  9,835

Cost of sales ............................            21,184             10,746
                                                    --------           --------

Gross loss ...............................            (8,025)              (911)

Operating expenses .......................            37,607             18,221
                                                    --------           --------

                                                     (45,632)           (19,132)
Loss from operations
 Interest expense ........................            10,456                  -
                                                    --------           --------


Net loss .................................          $(56,088)          $(19,132)
                                                    ========           ========

Loss per share - Basic and diluted .......          $  (0.01)          $  (0.00)
                                                    ========           ========



               The accompanying notes are an integral part of the
                  condensed consolidated financial statements.

                           CLAMSHELL ENTERPRISES, INC.

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                            Three Months Ended
                                                                March 31,

                                                             2003        2002
                                                             ----        ----

Cash flows from operating activities
     Net cash used in operations .......................   $(34,672)   $ (6,996)
                                                           --------    --------

     Cash flows from financing activities
     Bank overdraft ....................................          -      (2,035)
     Proceeds from issuance of common stock ............     50,350       6,000
     Due to shareholder - net ..........................    (15,598)      3,179
                                                           --------    --------

     Net cash provided by financing activities .........     34,752       7,144
                                                           --------    --------

Net increase in cash and cash equivalents ..............         80         148

Cash and cash equivalents - beginning of period ........        367           -
                                                           --------    --------

Cash and cash equivalents - end of period ..............   $    447    $    148
                                                           ========    ========



Supplemental cash flow information:
     Cash paid during the year for:
         Interest ......................................   $      -    $      -
                                                           ========    ========

         Income taxes ..................................   $      -    $      -
                                                           ========    ========

Noncash activities:
See footnote 6 regarding the purchase of the License and Agreement and note payable


               The accompanying notes are an integral part of the
                  condensed consolidated financial statements.

                           CLAMSHELL ENTERPRISES, INC.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB and Item 310 of Regulation SB. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for annual financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The consolidated operating results for the three months ended March 31, 2003 are not necessarily indicative of the results that may be expected for the year ending December 31, 2003. For further information, refer to the financial statements and footnotes thereto included in the Form 10-KSB for the year ended December 31, 2002.

MERGER

On March 31, 2003, ("Merger Date") Clamshell Enterprises, Inc. ("Clamshell") entered into a merger agreement with ShutterPort, Inc. ("ShutterPort") with ShutterPort becoming a wholly- owned subsidiary of Clamshell. Since the former stockholders of ShutterPort owned a majority of the issued and outstanding shares of common stock of Clamshell after the merger and private placement of Clamshell stock, this transaction was accounted for as a recapitalization of ShutterPort, whereby ShutterPort, is deemed to be the accounting acquirer and has adopted the capital structure of Clamshell.

The assets and liabilities of Clamshell were deemed to have been acquired by ShutterPort from Clamshell, at the Merger Date. Clamshell did not have any assets at the Merger Date and its liabilities were not significant. All financial information included in this report on Form10-QSB prior to the Merger Date is those of ShutterPort, as if ShutterPort had been the registrant. The financial information since the Merger Date is those of Clamshell and ShutterPort consolidated.

Due to the recapitalization of ShutterPort, all reference to shares of ShutterPort common stock has been restated to reflect the equivalent number of Clamshell shares outstanding at the Merger Date. In other words, the 5,926,660 ShutterPort shares outstanding at March 31, 2003 are restated as 6,536,562 shares outstanding, as shown on the balance sheet

The merger was effected by ShutterPort paying $35,000, pursuant to a stock purchase agreement (dated February 3, 2003) to the Clamshell shareholders for 3,331,000 shares of Clamshell or approximately 93% of the 3,585,900 total issued and outstanding common stock of Clamshell.

There were 254,900 remaining Clamshell shares outstanding after the purchase of the stock.

These Clamshell shares acquired were subsequently cancelled by ShutterPort and Clamshell issued 5,926,662 shares for the share exchange pursuant to the merger and share exchange agreement ("agreement") with ShutterPort's stockholders. Pursuant to the agreement ShutterPort's stockholders received one share of Clamshell common stock for each share of ShutterPort's stock they held.

ShutterPort obtained the funds needed to acquire the Clamshell shares through the sale of Clamshell's equity securities in a private placement under Regulation D, (400,000 shares at $.25 per share) to existing ShutterPort stockholders. As part of this private placement, ShutterPort in lieu of making a $15,000 payment to MidContinental Securities Corp. (a major stockholder of Clamshell) for the purchase of its Clamshell stock, issued 60,000 shares to MidContinental Securities Corp. At March 31, 2003, 355,000 total shares were purchased or subscribed for as capital raised in the private placement. A total of 6,581,562 common stock shares will be outstanding after all the remaining 45,000 shares from the private placement are sold.

The Company is in the process of changing its name to MediaNet Group Technologies, Inc., therefore no new common stock shares have been physically issued to the stockholders. The Company will issue the shares, in accordance with the agreement and private placement, after the corporate name change formally occurs, on or about May 22, 2003.

All references to "Clamshell", "ShutterPort", or the "Company" mean Clamshell or ShutterPort separately prior to the merger and Clamshell, as successor to the business of ShutterPort, after giving effect to the merger.

DESCRIPTION OF BUSINESS

ShutterPort, Inc. formerly named Eshutterbug.com, Inc., a Florida corporation, was founded February 4, 2000. The Company was formed to become an online provider of branded, business to business and business to consumer web portals to a variety of businesses. The Company will act as an aggregator (to bring in a variety of interests to the portal), facilitator (to assist users in communicating with each other) and infomediary (to gather and supply information to users). The Company is also developing a loyalty rewards program ("BSP rewards") and intends to sign member providers and merchants during its initial launch anticipated in 2003. The Company will charge merchants participating in BSP awards, a percentage of the value of transactions it does.

CAPITAL RESOURCES AND BUSINESS RISKS

The Company's future operations are subject to all of the risks inherent in the establishment of a new business enterprise. At March 31, 2003, current liabilities exceeded current assets by $68,938.

The financial statements have been prepared on the basis that the Company will continue as a going concern, which contemplates the realization and satisfaction of liabilities and commitments in the normal course of business. At March 31, 2003, the Company had an accumulated deficit of $865,969. The Company also realized net loss of $56,088 for the three months ended March 31, 2003.

Operations to date have been primarily financed by stockholder debt and equity transactions. As a result, the Company's future operations are dependent upon the identification and successful completion of permanent equity financing, the continued support of shareholders and ultimately, the achievement of profitable operations. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts nor to amounts and classification of liabilities that may be necessary should it be unable to continue as a going concern.

CONTROL BY PRINCIPAL STOCKHOLDERS

The directors, executive officers and their affiliates or related parties, own beneficially and in the aggregate, the majority of the voting power of the outstanding shares of the common stock of the Company. Accordingly, the directors, executive officers and their affiliates, if they voted their shares uniformly, would have the ability to control the approval of most corporate actions, including increasing the authorized capital stock of the Company and the dissolution, merger or sale of the Company's assets.

RELATED PARTY STOCK TRANSACTIONS AND OTHER STOCK TRANSACTIONS

On April 6, 2000, the three founders of ShutterPort issued 3,200,000 shares at $.01 per share and became the majority shareholders of the Company. Subsequent to this issuance, 1,635,000 shares were issued to related and other parties, by the founders at $.01 per share.

In June 2000, ShutterPort entered into a service agreement with 411now.com, Inc., to develop the web site and the web portal software for the Company. The contract total was $110,000, plus 57,500 shares of the Company. These shares, as determined by management, were valued at $2.00 per share and issued on July 3, 2000.

In June 2000, ShutterPort entered into a service agreement with PSINet Strategic Services, Inc. to provide web hosting and consulting services for the Company. The contract was never completed but 146,782 shares were issued on October 24, 2001 to PSINet Strategic Services, Inc. in consideration of the services that were rendered. These shares, as determined by management, were valued at $2.00 per share. Subsequent to these shares being issued, PSINet Strategic Services, Inc. filed for bankruptcy. Included in accounts payable is $4,850, which is the balance due for the services rendered.

From inception to December 31, 2002, shares have been issued to consultants as compensation for consulting services provided to the Company. The total shares issued and outstanding for these services, at December 31, 2002 were 536,380. The Company recognized the cost attributed to these shares in the amount of $.05 per share at the time of issuance.

MidContinental Securities Corp. holds warrants to purchase 500,000 shares of common stock at an exercise price of $1.50 per share. The warrants expire on December 31, 2005.

USE OF ESTIMATES

The preparation of the financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

SIGNIFICANT ESTIMATE

Several areas require management's estimates relating to uncertainties for which it is reasonably possible that there will be a material change in the near term. The more significant areas requiring the use of management estimates related to valuation of website development costs, accrued liabilities and the useful lives for amortization and depreciation.

RESEARCH AND DEVELOPMENT COSTS

Research and development costs are expensed as incurred. There were no research and development costs for the three months ended March 31, 2003 and 2002.

REVENUE RECOGNITION

The Company recognizes revenue when there is persuasive evidence of an arrangement, delivery has occurred, the fee is fixed or determinable, collectibility is reasonably assured, and there are no substantive performance obligations remaining. The Company's revenue recognition policies are in conformity with the AICPA's Statement of Position No. 97-2, "Software Revenue Recognition", as amended ("SOP 97-2").

SOP 97-2 generally requires revenue from software arrangements involving multiple elements to be allocated to each element of the arrangement based on the relative fair values of the elements, such as software products, post-contract customer support, installation, or training and recognized as the element is delivered and the Company has no significant remaining performance obligations. The determination of fair value is based on objective evidence that is specific to the vendor. If evidence of fair value for each element of the arrangement does not exist, and the only outstanding deliverable is post-customer support, all revenue from the arrangement is recognized ratably over the term of the arrangement.

Revenue from website portal services is recognized as the services are performed. The web-site portal service revenues are derived from a combination of fees, which are prepackaged individually for each customer. The customers buy a combination of items specific to their individual needs, upon which revenues are derived.

The Company charges a per-client, per-month repetitive web-site maintenance service fee. Customer payments received in advance for providing maintenance services are recorded as deferred revenue and are then recognized proportionately as the maintenance services are performed. Deferred revenues were not significant as of March 31, 2003 and 2002.

Revenues generated in exchange for advertising services are valued at the fair value of the services exchanged, based on the Company' s own historical practice of receiving cash, or other consideration that is readily convertible to known amounts of cash for similar advertising from buyers unrelated in the barter transaction. During the three months ended March 31, 2003 and 2002, revenue derived from barter transactions were not significant.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid debt investments with a maturity of three months or less as cash equivalents.

EQUIPMENT

Expenditures for maintenance, repairs and betterments, which do not materially extend the normal useful life of an asset, are charged to operations as incurred. Upon sale or other disposition of assets, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in income.

Depreciation and amortization are provided for financial reporting primarily on the accelerated and the straight-line methods over the estimated useful lives of the respective assets as follows:

                                       Estimated Useful Lives

Computer Equipment                            5 years

OTHER ASSETS

The Company capitalizes computer software development costs in accordance with the provisions of Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed" ("SFAS No. 86"). SFAS No. 86 requires that the Company capitalize computer software development costs upon the establishment of the technological feasibility of a product, to the extent that such costs are expected to be recovered through future sales of the product. Management is required to use professional judgment in determining whether development costs meet the criteria for immediate expense or capitalization. These costs are amortized by the greater of the amount computed using (i) the ratio that current gross revenues from the sales of software bear to the total of current and anticipated future gross revenue from the sales of the software or (ii) the straight line method over the estimated useful life of the product. As a result, the carrying amount of the capitalized software costs may be reduced materially in the near term.

Statement of Position 98-1, "Accounting for the Costs of Computer Software Development For or Obtained for Internal Use" ("SOP 98-1") requires capitalization of certain cost incurred in the development of content for the Company's website and web site maintenance costs are expensed as incurred.

The Company records impairment losses on capitalized software and other long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount of those items. The cash flow estimates are based on historical results adjusted to reflect the best estimate of future market and operating conditions. The net carrying value of assets not recoverable is reduced to fair value. Estimates of future cash flows and different assumptions regarding such cash flows could materially affect the estimates.

The Company capitalized in October 2000, $225,000 in website and software development costs. The capitalized costs, which are the outside consulting fees charged by 411now.com, Inc., are amortized to expense based on the estimated useful life (5 years). Amortization expense totaled $11,273 for three months ended March 31, 2003 and 2002. The estimated aggregate future amortization expense for capitalized website and software development costs remaining as of December 31, 2002 is as follows:

                           Years               Amount
                           -----               ------
                            2003              $45,090

                            2004              $45,090

                            2005              $33,367

The trademark was placed in service September 2001 and cost approximately $4,000. The Company examines the carrying value of its intangible assets to determine if there are any impairment losses. If indicators of impairment were present in intangible assets used in operations and future cash flows were not expected to be sufficient to recover the assets' carrying amount, an impairment loss would be charged to expense in the period identified. No event has been identified that would indicate an impairment of the value of trademark recorded in the accompanying financial statements.

START-UP COSTS

The Company, in accordance with the provisions of the American Institute of Certified Public Accountants Statement of Position (SOP) 98-5, "Reporting on the Costs of Start-up Activities, expenses all start-up and organizational costs as they incurred.

EQUITY BASED COMPENSATION

The Company accounts for employee stock options in accordance with Accounting Principles Board Option No. 25 (APB), "Accounting for Stock Issued to Employees." Under APB No. 25 the Company recognizes no compensation expense related to employee stock options, as no options are granted at a price below the market price on the day of grant.

SFAS No. 123, "Accounting for Stock-Based Compensation," prescribes the recognition of compensation expense based on the fair value of options on the grant date, allows companies to continue applying APB No. 25 if certain pro forma disclosures are made assuming hypothetical fair value method application.

INCOME TAXES

Income taxes are accounted for under the asset and liability method in accordance with Statement of Financial Accounting Standard No. 109 "Accounting for Income Taxes" ("FAS 109"). Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance to the extent that the recoverability of the asset is not considered to be more likely than not.

The Company did not provide any current or deferred income tax provision or benefit for any periods presented to date because it has experienced a net operating loss since inception.

2. LOSS PER SHARE

Basic loss per common share ("LPS") is calculated by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted earnings per common share are calculated by adjusting the weighted average outstanding shares, assuming conversion of all potentially dilutive stock options.

The numerator and denominator used in the basic and diluted LPS of common stock computations are presented in the following table.

                                                          Three Months Ended
                                                               March 31,

                                                          2003          2002
                                                          ----          ----
NUMERATOR FOR BASIC AND DILUTED LPS
  Net loss to common shareholders ................... $   (56,088)  $   (19,132)
                                                      ===========   ===========

DENOMINATOR FOR BASIC AND DILUTED LPS
  Weighted average shares of common stock Outstanding   6,536,562     6,536,562
                                                      ===========   ===========

  LPS - Basic and diluted ........................... $     (0.01)  $     (0.00)
                                                      ===========   ===========

3. STOCKHOLDERS' LOANS

The caption "Due to Stockholders" consists of three separate notes, all of which are unsecured. The short term notes consist of two notes. The first note is for $35,000, bearing an annual interest rate at 6.750%, payable monthly and matures in July 2003. The second note is for $19,600, non-interest bearing, due July 1, 2003. The long term note of $145,634, is non-interest bearing and is due June 30, 2004.

4. EQUIPMENT

      Equipment at cost consists of:

                                                 March 31, 2003
                                                 --------------

                    Computer software and equipment  $17,263

                    Less: accumulated depreciation     9,300
                                                     -------
                         Total ....................  $ 7,963
                                                     =======

Depreciation expense for the three months ended March 31, 2003 and 2002 was $863.

5. INCOME TAXES

The Company accounts for income taxes in accordance with the provisions of SFAS No. 109, "Accounting for Income Taxes."

As of March 31, 2003, the Company has available a federal net operating loss carryforwards to offset future taxable income. The federal net operating loss carryforwards expire during the years 2020 through 2022.

The Company has recorded a full valuation allowance against the deferred tax assets, including the federal and state net operating loss carryforwards as management believes that it is more likely than not that substantially all of the deferred tax assets will not be realized.

The utilization of the net operating loss will be subject to a substantial limitation due to the "Change of ownership provisions" under Section 382 of the Internal Revenue Code and similar state provisions. Such limitation may result in the expiration of the net operating loss before its utilization.

6. NOTE PAYABLE

On January 5, 2003, ShutterPort closed on an agreement with Adelstein Productions, Inc., a Florida corporation ("Adelstein"), to acquire 130 color episodes of the 1970's Howdy Doody television show ("Purchased Assets"). The Company intends to market this intellectual property through video sales and television syndication. The total purchase price includes 200,000 shares of common stock of the Company that was issued at closing and a note payable.

The principal amount of the note payable is $675,000 ("Note"), payable to an Adelstein stockholder ("Holder"), who has been assigned by Adelstein to collect the proceeds of the note and make the proper distributions to the Adelstein shareholders. The Note bears an annual interest rate of approximately 6%. The total principal amount of the note matures on January 5, 2012. Accrued interest shall be payable annually in arrears, provided that the initial interest payment is made simultaneously with the issuance of this Note, by the issuance and delivery of 40,000 shares of the Company's Common Stock to the Holder. On January 5, 2003, the Company issued 40,000 shares of stock to the Holder of the Note for the initial first year interest payment.

The outstanding principal amount of this Note plus all accrued but unpaid interest due thereon shall be convertible at the option of the Holder at a conversion price equal to $1.50 per share, subject to certain equity adjustments. The Holder must convert at least $75,000 of Principal amount at any one time. If less than $75,000 of Principal is outstanding, then all of such remaining amount of principal shall be converted, if any is converted.

The Company shall have the option of paying the interest in cash or shares of the Company's Common Stock. If payment is made in shares, then the number of shares shall be computed based on 60% of the average bid price for the 10 trading days ending on the interest payment date.

The Company may offset against the Note balance any direct out-of-pocket expenses paid by the Company, including legal fees, used to defend any third party claims against the Purchased Assets relating to the ownership of such assets, up to $75,000. The Company is required to provide Adelstein documentation of such expenses.

7. CAPITAL STOCK AND STOCK OPTION PLAN

The total number of shares of capital stock authorized to be issued by the Company is 50,000,000 shares of Common Stock, $.001 par value. Each share of capital stock entitles the holder thereof to one vote at each meeting of the stockholders of the Company.

The Company has adopted a Non-Qualified stock option plan pursuant to which 500,000 shares of Common Stock have been set aside for issuance upon exercise of stock options. The Plan is designed as a means to retain and motivate key employees, directors and advisors. The Board of Directors administers and interprets the Plan. Options may be granted to all eligible employees of the Company, including officers and non-employee directors and others who perform services for the Company. There are no outstanding options as of March 31, 2003 and 2002.

8. LEGAL PROCEEDINGS

From time to time, the Company has disputes that arise in the ordinary course of its business. Currently, according to management, there are no material legal proceedings to which the Company is party of or to which any of their property is subject.

9. COMMITMENTS AND CONTINGENCIES

The Company had an employment agreement with one officer providing for certain guaranteed payments starting January 1, 2003 and ending December 31, 2005. The terms of this employment agreement call for an annual salary of $40,000 plus other standard employee benefits.

10. SUBSEQUENT EVENTS

On April 1, 2003, the Board of Directors authorized an increase in the issuance of its restricted common stock under the private placement, from 400,000 shares to 440,000 shares.

On April 1, 2003, the Board of Directors revoked the existing non-qualified stock option plan. The Board agreed to review a new stock option plan during the fourth quarter of 2003.

                               Table of Contents


SUMMARY .......................................................................2

RISK FACTORS ..................................................................4

USE OF PROCEEDS ...............................................................8

DETERMINATION OF OFFERING PRICE ...............................................8

MARKET FOR OUR COMMON STOCK ...................................................8

DESCRIPTION OF BUSINESS ......................................................16

MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS .....................18

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS .................18

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT ...............20

EXECUTIVE COMPENSATION .......................................................21

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS ...............................21

SELLING SECURITY HOLDERS .....................................................22

PLAN OF DISTRIBUTION .........................................................25

LEGAL PROCEEDINGS ............................................................25

DESCRIPTION OF SECURITIES ....................................................26

EXPERTS ......................................................................26

AVAILABLE INFORMATION ........................................................27

LEGAL MATTERS ................................................................27

FINANCIAL STATEMENTS ......................................................28-56

Until __________ all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF OFFICERS AND DIRECTORS ....................................58

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION ..................................58

RECENT SALES OF UNREGISTERED SECURITIES ......................................58

EXHIBITS .....................................................................60

UNDERTAKINGS .................................................................61


PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24   INDEMNIFICATION OF DIRECTORS AND OFFICERS

As permitted by Nevada law, the Company's Bylaws provide that the Company will indemnify its directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil or criminal action brought against them on account of their being, or having been, Company directors or officers unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.


ITEM 25   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          SEC Filing Fee .............  $   143
          Legal Fees .................  $20,000
          Accounting Fees and Expenses  $ 3,000
          Printing, Postage, Misc ....  $ 2,000
                                        -------
          TOTAL ......................  $25,143


ITEM 26   RECENT SALES OF UNREGISTERED SECURITIES

                                                                                    Purchase        Aggregate
                                                                                    Price           Purchase
Name                                                   Date           Shares        Per Share       Price
----                                                   ----           ------        ---------       ----------
Kloss, Thomas C .................................   10/29/2001           2,000      $   0.500       $    1,000
Reeder, Preston R ...............................   10/30/2001           1,600          0.500              800
Luthringer, Lisa M  and Luthinger, Peter J. JTWRS   11/12/2001           1,500          0.500              750
Waroch, Todd A. and Warosh, Julia A. JTWROS .....   11/20/2001           2,000          0.500            1,000
Reynolds, Jason R. & Shannon R. JTWROS ..........   11/23/2001           2,000          0.500            1,000
Ambrosi, Rudy B .................................   12/19/2001       1,000,000          0.001            1,000
Sbrocco, Thomas A ...............................   12/21/2001           5,000          0.500            2,500
Bleem, George A .................................   12/28/2001           2,000          0.500            1,000
Pell, Robert A ..................................   12/30/2001           6,000          0.500            3,000
Howard, Steven ..................................    1/11/2002           2,000          0.500            1,000
Kovacs, Attila ..................................    3/22/2002           1,000          0.500              500
Kiraly, Dora ....................................    3/27/2002           1,000          0.500              500


                                                                                    Purchase        Aggregate
                                                                                    Price           Purchase
Name                                                   Date           Shares        Per Share       Price
----                                                   ----           ------        ---------       ----------
AUW, Inc. .......................................    3/29/2002         200,000          0.100           20,000
AUW, Inc. .......................................    4/11/2002          20,000          0.100            2,000
Anthony, Mark ...................................     7/2/2002           1,100          0.100              110
Steve Adelstein .................................     1/5/2003          40,000          1.000           40,000
Steve Adelstein .................................     1/5/2003         200,000          1.000          200,000
Steve Adelstein .................................     1/5/2003         450,000          1.500          675,000
Mid-Continental Securities Corp. ................     1/5/2003         500,000          1.500          750,000
Edith Silverman .................................    1/30/2003          40,000          0.250           10,000
Easter Wallace ..................................    1/30/2003          10,000          0.250            2,500
Francine Moss ...................................    1/30/2003          10,000          0.250            2,500
Gina M. Scialla .................................    2/13/2003          40,000          0.250           10,000
Dennis Lane .....................................    2/25/2003         100,000          0.250           25,000
Todd Berns ......................................     3/1/2003          20,000          0.250            5,000
Mark Anthony ....................................     3/1/2003          11,000          0.250            2,750
Bob&RitaBrand JTWROS ............................     3/1/2003          10,000          0.250            2,500
Richard Martel ..................................     3/1/2003           2,500          0.250              625
Tom & Patty Clarkson ............................     3/1/2003           5,000          0.250            1,250
James Charles ...................................     3/1/2003          10,000          0.250            2,500
Richard Starke ..................................     3/1/2003          10,000          0.250            2,500
Dominic Pope ....................................     3/1/2003          10,000          0.250            2,500
Gerald F. Van Fleet .............................     3/1/2003           5,000          0.250            1,250
Thomas J. Walsh .................................     3/1/2003           4,000          0.250            1,000
Kevin Hacker ....................................     3/1/2003           4,000          0.250            1,000
Col Shelley Lea Bennett .........................     3/1/2003           6,000          0.250            1,500
Tom Hill ........................................     3/1/2003           2,500          0.250              625
Larry Lipman ....................................     3/6/2003          20,000          0.250            5,000
William Strauss .................................    3/11/2003          20,000          0.250            5,000
Gus Guilbert ....................................    3/12/2003          20,000          0.250            5,000
Peter J & Lisa Luthringer, JT. Ten ..............    4/16/2003           5,000          0.250            1,250
Jill Trotter ....................................    4/16/2003          20,000          0.250            5,000
Dominick & Jeanette Pioppi ......................    4/16/2003          10,000          0.250            2,500
Joseph & Florence Pioppi ........................    4/16/2003          10,000          0.250            2,500
Cosmo A. Palmieri ...............................    4/16/2003          10,000          0.250            2,500
Joseph H. & Sandre Dowling, JT. TEN .............    4/16/2003          10,000          0.250            2,500
Stephen Bushansky ...............................    4/16/2003           5,000          0.250            1,250
Jack Drury ......................................    4/18/2003          10,000          0.250            2,500
                                                                     ---------                      ----------
TOTAL ...........................................                    2,877,200                      $1,811,160


All of the securities sold for cash were offered and sold through the officers and directors of the Company in reliance upon exemptions from registration either under Section 4(2) of the Securities Act or under Section 3(b) of the Securities Act of 1933 and Rule 505 of Regulation D. The securities sold for consideration other than cash were offered and sold in reliance upon exemptions from registration under Section 4(2) of the Securities Act of 1933. All such transactions were private offerings made without general solicitation. Purchasers signed a subscription agreement acknowledging that they were purchasing shares for their own account and acknowledging that the securities were not registered under the Securities Act of 1933 and cannot be sold unless they are registered or unless an exemption is available. In addition, a restrictive legend was placed on all share certificates representing the shares.

ITEM 27   EXHIBITS

    2.1 Stock Purchase Agreement, dated as of January 31, 2003, by and among Clamshell Enterprises, Inc., ShutterPort, Inc. as "Buyer" and five individual shareholders of Clamshell Enterprises, Inc. The Agreement was originally filed on Current Report on Form 8-K with the Securities and Exchange Commission on March 4, 2003.

    2.2 Agreement for Share Exchange dated as of February 3, 2003, by and among Clamshell Enterprises, Inc., and ShutterPort, Inc. The Agreement was originally filed on Current Report on Form 8-K with the Securities and Exchange Commission on March 4, 2003 and on Current Report on Form 8-K filed with the Securities and Exchange Commission on April 7, 2003.

    3.1 Articles of Incorporation (incorporated by reference from Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on May 7, 2002)

    3.2 Bylaws (incorporated by reference from Registration Statement on Form 10-SB filed with the SEC on May 7, 2002)

    3.3 Amendment to Articles of Incorporation (incorporated by reference from Registration Statement on Form 10-SB filed with the SEC on May 7,
          2002)

    3.4 Amendment to Articles of Incorporation (incorporated by reference from Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on June 3, 2003)

    5.1   Opinion of Frascona Joiner Goodman and Greenstein, P.C.

   10.1 Warrant Agreeement between Mid-Continental Securities Corp. and Clamshell Enterprises, Inc. (incorporated by reference from Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on June 3, 2003)

   10.2 Security Agreement dated as of January 2003 between ShutterPort.Com, Inc. and Adelstein Productions, Inc.

   10.3 Asset Purchase Agreement dated as of January 5, 2003 by and between ShutterPort, Inc. and Adelstein Productions, Inc.

   10.3a Convertible note dated January 4, 2003, by and between ShutterPort, Inc. and Adelstein Productions, Inc.

   10.4 Promissory Note dated July 1, 2000 by and between Martin Berns and ShutterPort.Com, Inc.

   10.5 Promissory Note dated December 31, 2000 by and between Eugene Berns and ShutterPort, Inc.

   10.6 Promissory Note dated December 31, 2002, by and between Martin Berns and ShutterPort, Inc.

   10.7 Employment Agreement between ShutterPort, Inc (the "Company") and Martin Berns (the "Employee").

   23.1 Consent of Livingston, Wachtell & CO, LLP, Certified Public Accountants, New York, NY

   23.2   Consent of Frascona, Joiner, Goodman and Greenstein, P.C.

ITEM 28   UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

          (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any additional or changed material information on the plan of distribution.

(2) For purposes of determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Boca Raton, State of Florida, on August 8, 2003.


MEDIANET GROUP TECHNOLOGIES,  INC.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:


/s/MARTIN BERNS

Martin Berns, CEO, President and Director

Date: August 8, 2003


/s/EUGENE BERNS

Eugene Berns, Director

Date: August 8, 2003


/s/DENNIS LANE

Dennis Lane, Director

Date: August 8, 2003


/s/JOSEPH PORRELLO

Joseph Porrello, Director

Date: August 8, 2003


/s/IVAN BIAL

Ivan Bial, Secretary and Director

Date: August 8, 2003